Filed pursuant to Rule 424(b)(5)
Registration No. 333-165368

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Note	Offering Price	Fee
Senior Notes due 2020	$250,000,000	$1,000	$250,000,000	$17,825

Prospectus Supplement
(To Prospectus Dated March 9, 2010)

$250,000,000

Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.

7 3/8% Senior Notes due 2020

We are offering $250,000,000 aggregate principal amount of senior notes due March 15, 2020 bearing interest at 7 3/8% per year. We will pay interest on the notes on March 15 and September 15 of each year, beginning September 15, 2010. The notes will mature on March 15, 2020.

We may redeem some or all of the notes at any time on or after March 15, 2015 at the redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest. Prior to March 15, 2013 we may redeem up to 35% of the aggregate principal amount of the notes using the net cash proceeds of certain offerings of our common units at the redemption price set forth in this prospectus supplement, plus accrued and unpaid interest. In addition, prior to March 15, 2015, we may redeem the notes at a “make whole” premium. If we undergo certain change of control transactions we may be required to offer to purchase the notes from holders.

The notes will be our general unsecured senior obligations and will be subordinated to all of our existing and future secured debt to the extent of the assets securing that secured debt and pari passu with all of our existing and future senior debt. In addition, the notes will be effectively subordinated to all of the liabilities of our subsidiaries so long as such subsidiaries do not guarantee the notes. For a more detailed description of the notes, see “Description of the Notes,” beginning on page S-24.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

		Underwriting
		Discounts and
	Price to Public(1)	Commissions	Proceeds to Us(1)

Per Note	99.136%	2.000%	97.136%
Total	$247,840,000	$5,000,000	$242,840,000

(1)	Before expenses and plus accrued interest, if any, from March 23, 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement will not be listed on any securities exchange and there is no existing trading market for the notes.

The underwriters expect to deliver the notes on or about March 23, 2010, only in book-entry form through the facilities of The Depository Trust Company.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.
Co-Managers

RBS	Wells Fargo Securities

The date of this prospectus supplement is March 10, 2010

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” on page S-iv of this prospectus supplement and “Where You Can Find More Information” on page 8 of the accompanying prospectus.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include forward-looking statements (“Forward-Looking Statements”) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), relating to our future business expectations and predictions and financial condition and results of operations. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in this prospectus supplement identifying such risks and uncertainties are referred to as “Cautionary Statements”). The risks and uncertainties and their impact on our results include, but are not limited to, the following risks:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels and natural gas, the impact of our hedging and risk management activities, and the adverse impact of price increases on volumes as a result of customer conservation;

•	Our ability to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	Our ability to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;

•	Our ability to retain customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane and fuel oil;

•	The ability of management to continue to control expenses;

S-ii

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on our business;

•	The impact of changes in tax regulations that could adversely affect our tax treatment for federal income tax purposes;

•	The impact of legal proceedings on our business;

•	The impact of operating hazards that could adversely affect our operating results to the extent not covered by insurance;

•	Our ability to make strategic acquisitions and successfully integrate them;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures;

•	The consummation of the tender offer for the 2013 Notes; and

•	Other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus supplement under “Risk Factors.”

Some of these Forward-Looking Statements are discussed in more detail in “Risk Factors” beginning on page S-10 of this prospectus supplement and page 4 of the accompanying prospectus. On different occasions, we or our representatives have made or may make Forward-Looking Statements in other filings with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. We undertake no obligation to update any Forward-Looking Statements or Cautionary Statements. All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements in this prospectus supplement and in future SEC reports. For a more complete discussion of specific factors which could cause actual results to differ from those in the Forward-Looking Statements or Cautionary Statements, see the “Risk Factors” section of this prospectus supplement.

Forward-Looking Statements or Cautionary Statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Suburban should consider all risks and uncertainties disclosed in our SEC filings, described below under the “Where You Can Find More Information” section of this prospectus supplement, all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Suburban, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.suburbanpropane.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus supplement.

Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 to register the notes to be sold in connection with this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus supplement, statements contained in this prospectus supplement as to the contents or provisions of any contract or other document referred to in this prospectus supplement may be summary in nature and in each instance reference is made to the copy of this contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus. Our business, financial condition, results of operations and prospectus may have changed since that date.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement from the date that we file that document, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus supplement or the accompanying prospectus. This prospectus supplement incorporates by reference the documents set forth below that Suburban has previously filed with the SEC and that are not delivered with this prospectus supplement. These documents contain important information about Suburban and its financial condition.

•	Annual Report on Form 10-K for the year ended September 26, 2009, as filed on November 25, 2009.

•	Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2009, as filed on February 4, 2010.

•	Definitive Proxy Statement, filed with the SEC on May 26, 2009.

S-iv

•	Definitive Additional Materials to our definitive Proxy Statement, filed with the SEC on June 25, 2009.

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed):

Dated	Filed

October 22, 2009	October 22, 2009
October 29, 2009	October 29, 2009
November 10, 2009	November 10, 2009
November 13, 2009	November 13, 2009
January 21, 2010	January 21, 2010
January 21, 2010	January 21, 2010
March 9, 2010	March 9, 2010

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus supplement and the termination of the offering of securities under this prospectus supplement shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus supplement. Please direct your requests to: Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206, Telephone No.: (973) 853-9252, Attention: Investor Relations.

MARKET DATA

We obtained the market and competitive position data used throughout this prospectus supplement and the documents incorporated herein by reference from internal surveys, as well as market research, publicly available information and industry publications as indicated herein. Industry publications, including those referenced herein, generally state that the information presented therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys and market research, while believed to be reliable, have not been independently verified, and neither we nor the underwriters make any representation as to the accuracy of such information.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information included or incorporated by reference in this prospectus supplement. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer herein for a more complete understanding of this offering.

Unless the context otherwise requires, references to “Suburban,” “the Partnership,” “we,” “us” and “our” refer to Suburban Propane Partners, L.P. and its subsidiaries, unless the context otherwise requires.

SUBURBAN PROPANE PARTNERS, L.P.

Overview

Suburban Propane Partners, L.P., a publicly traded Delaware limited partnership, is a nationwide marketer and distributor of a diverse array of products meeting the energy needs of our customers. We specialize in the distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. In support of our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating and ventilation. We believe, based on LP/Gas Magazine dated February 2010, that we are the fifth-largest retail marketer of propane in the United States, measured by retail gallons sold in the year 2009. As of September 26, 2009, we were serving the energy needs of approximately 850,000 active residential, commercial, industrial and agricultural customers through approximately 300 locations in 30 states located primarily in the east and west coast regions of the United States, including Alaska. We sold approximately 343.9 million gallons of propane and 57.4 million gallons of fuel oil and refined fuels to retail customers during the year ended September 26, 2009. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

Our Strategy

Our business strategy is to deliver increasing value to our unitholders through initiatives, both internal and external, that are geared toward achieving sustainable profitable growth and increased quarterly distributions. The following are key elements of our strategy:

Internal Focus on Driving Operating Efficiencies, Right-Sizing Our Cost Structure and Enhancing Our Customer Mix.  We focus internally on improving the efficiency of our existing operations, managing our cost structure and improving our customer mix. Through investments in our technology infrastructure, we continue to seek to improve operating efficiencies and the return on assets employed. Beginning at the end of fiscal 2005 and continuing throughout much of fiscal 2007, we implemented specific plans to streamline our operating footprint and management structure, eliminate redundant functions and assets through enhanced operating efficiencies, and refocus our service activities on offerings to support our existing customer base within our core operating segments. While the majority of the specific initiatives under these plans were executed by the end of fiscal 2007, our focus on operating efficiencies and on our cost structure is an ongoing process. Our internal efforts are particularly focused in the areas of route optimization, forecasting customer usage, inventory control, cash management and customer tracking.

In addition, we continually evaluate our customer base and, in particular, focus on customers that provide a proper return. In that regard, our efforts to strategically exit certain lower margin business in both our propane and fuel oil and refined fuels segments has resulted in a reduction in volumes sold, yet has had a favorable impact on overall segment profitability.

Growing Our Customer Base by Improving Customer Retention and Acquiring New Customers.  We set clear objectives to focus our employees on seeking new customers and retaining existing customers by providing world-class customer service. We believe that customer satisfaction is a critical factor in the growth and success of our operations. “Our Business is Customer Satisfaction” is one of our core operating philosophies. We measure and reward our customer service centers based on a combination of profitability of the individual customer service center and net customer growth.

Selective Acquisitions of Complementary Businesses or Assets.  Externally, we seek to extend our presence or diversify our product offerings through selective acquisitions. Our acquisition strategy is to focus on businesses with a relatively steady cash flow that will extend our presence in strategically attractive markets, complement our existing business segments or provide an opportunity to diversify our operations with other energy-related assets. While we are active in this area, we are also very patient and deliberate in evaluating acquisition candidates. There were no acquisitions completed during the last four fiscal years as we focused internally on driving efficiencies and reducing costs. However, during fiscal 2007 we completed a non-cash transaction in which we acquired three customer service centers located in Alaska, thus expanding our presence in this strategically attractive market, in exchange for nine customer service centers in markets that we considered to be non-strategic to our operations.

Selective Disposition of Non-Strategic Assets.  We continuously evaluate our existing facilities to identify opportunities to optimize our return on assets by selectively divesting operations in slower growing markets, generating proceeds that can be reinvested in markets that present greater opportunities for growth. Our objective is to fully exploit the growth and profit potential of all of our assets. In that regard, in fiscal 2008 we completed the sale of our Tirzah, South Carolina underground granite propane storage cavern, and associated 62-mile pipeline, for approximately $53.7 million in net proceeds which have been reinvested in the business.

Our Business Segments

We manage and evaluate our operations in five operating segments, three of which are reportable segments: Propane, Fuel Oil and Refined Fuels and Natural Gas and Electricity. These business segments are described below.

Propane

Propane is a by-product of natural gas processing and petroleum refining. It is a clean burning energy source recognized for its transportability and ease of use relative to alternative forms of stand-alone energy sources. Our operations are concentrated in the east and west coast regions of the United States, including Alaska. As of September 26, 2009, we serviced approximately 702,000 active propane customers.

We sell propane primarily to six customer markets:  residential, commercial, industrial (including engine fuel), agricultural, other retail users and wholesale. Approximately 96% of the propane gallons sold by us in fiscal 2009 were to retail customers: 44% to residential customers, 31% to commercial customers, 8% to industrial customers, 6% to agricultural customers and 11% to other retail users. The balance of approximately 4% of the propane gallons sold by us in fiscal 2009 was for risk management activities and wholesale customers. Sales to residential customers in fiscal 2009 accounted for approximately 61% of our margins on retail propane sales, reflecting the higher-margin nature of the residential market. No single customer accounted for 10% or more of our propane revenues during fiscal 2009.

Fuel Oil and Refined Fuel

We market and distribute fuel oil, kerosene, diesel fuel and gasoline to approximately 67,000 residential and commercial customers in the northeast region of the United States. Sales of fuel oil and refined fuels for fiscal 2009 amounted to 57.4 million gallons. Approximately 65% of the fuel oil and refined fuels gallons sold by us in fiscal 2009 were to residential customers, principally for home heating, 4% were to commercial customers, 1% were to agricultural and 4% to other users. Sales of diesel and gasoline accounted for the remaining 26% of total volumes sold in this segment during fiscal 2009.

Natural Gas and Electricity

We market natural gas and electricity through our wholly owned subsidiary Agway Energy Services, LLC (“AES”) in the deregulated markets of New York and Pennsylvania primarily to residential and small commercial customers. Historically, local utility companies provided their customers with all three aspects of electric and natural gas service: generation, transmission and distribution. However, under deregulation, public utility commissions in several states are licensing energy service companies, such as AES, to act as alternative suppliers of the commodity to end consumers. In essence, we make arrangements for the supply of electricity or natural gas to specific delivery points. The local utility companies continue to distribute electricity and natural gas on their distribution systems. We serve nearly 76,000 natural gas and electricity customers in New York and Pennsylvania. During fiscal 2009, we sold approximately 3.6 million dekatherms of natural gas and 489.4 million kilowatt hours of electricity through the natural gas and electricity segment. Approximately 71% of our customers were residential households and the remainder was small commercial and industrial customers during fiscal 2009.

Recent Developments

Debt Tender Offer.  On March 9, 2010, we commenced a cash tender offer for any and all of the $250,000,000 aggregate principal amount of our 6.875% Senior Notes due 2013, which were jointly issued by us and Suburban Energy Finance Corp (the “2013 Notes”) and a related solicitation of consents (together, the “Offer”) to certain proposed amendments to the indenture governing the 2013 Notes (the “Consents”).

The Offer will expire at 12:00 midnight, New York City time, on April 5, 2010, unless extended (such date and time, as the same may be extended, the “Expiration Date”). Holders who validly tender their 2013 Notes and provide their Consents prior to 5:00 p.m., New York City time, on March 22, 2010, unless such date is extended or earlier terminated (the “Consent Payment Deadline”), will be entitled to receive the total consideration of $1,025.42, payable in cash for each $1,000 principal amount of 2013 Notes accepted for payment, which includes a consent payment of $30.00 per $1,000 principal amount of 2013 Notes accepted for payment. The Offer contemplates an early settlement option, so that holders whose 2013 Notes are validly tendered prior to the Consent Payment Deadline and accepted for purchase could receive payment as early as March 23, 2010 (the “Initial Settlement Date”). Holders who validly tender their 2013 Notes after the Consent Payment Deadline, but on or prior to the Expiration Date will receive $995.42 for each $1,000 principal amount of 2013 Notes accepted for purchase, which amount is equal to the total consideration less the consent payment. Accrued and unpaid interest, up to, but not including, the applicable settlement date will be paid in cash on all validly tendered and accepted 2013 Notes. The settlement date with respect to all 2013 Notes not settled at the Initial Settlement Date is expected to be April 6, 2010, or promptly thereafter.

The Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 9, 2010, relating to the tender offer (the “Offer to Purchase”). The Offer is being made solely pursuant to, and is governed by, the Offer to Purchase.

Holders tendering their 2013 Notes will be deemed to have delivered their Consent to certain proposed amendments to the indenture governing the 2013 Notes, which will eliminate certain covenants and certain provisions relating to events of default. Following receipt of Consents of at least a majority in aggregate principal amount of the outstanding 2013 Notes, Suburban will execute a supplemental indenture effecting the proposed amendments.

The closing of the Offer will be subject to a number of conditions that are set forth in the Offer to Purchase, including, (i) the receipt of the required Consents to amend and supplement the indenture governing the 2013 Notes and the execution by the applicable parties of the supplemental indenture effecting such amendments, and (ii) the successful completion by Suburban of a new senior debt offering. The Offer is not conditioned on any minimum amount of 2013 Notes being tendered. 2013 Notes validly tendered and Consents validly delivered may not be withdrawn on or following the date of the execution of the supplemental indenture except as may be required by law. We currently anticipate that we will call for redemption any 2013 Notes not purchased in the Offer and will satisfy and discharge the indenture governing the 2013 Notes concurrently with the completion of the Offer, in compliance with the terms of the 2013 Notes, the indenture governing the 2013 Notes and applicable law; provided, however, that we may elect not to redeem such 2013 Notes or satisfy and discharge the indenture governing 2013 Notes.

In connection with the Offer, Suburban has retained BofA Merrill Lynch as the dealer manager. The Offer, including related fees and expenses, and the issuance of the notes offered hereby, including related fees and expenses, sometimes herein are referred to as the “Transactions.”

We cannot assure you that the tender offer will be consummated in accordance with its terms, or at all, or that a significant principal amount of the 2013 Notes will be retired and cancelled pursuant to the tender offer. For a discussion of the terms of the 2013 Notes, see “Description of Other Indebtedness” and the notes to the financial statements incorporated by reference in this prospectus supplement.

SUBURBAN ENERGY FINANCE CORP.

Suburban Energy Finance Corp. is one of our wholly-owned subsidiaries. It has nominal assets and does not and will not conduct any operations nor have any employees.

CORPORATE INFORMATION

Suburban Propane Partners, L.P. is quoted on the New York Stock Exchange under the symbol “SPH.” Our principal executive offices are located at One Suburban Plaza, 240 Route 10 West, Whippany, NJ 07981, and our telephone number is (973) 887-5300.

The Offering

Issuers	Suburban Propane Partners, L.P. and Suburban Energy Finance Corp.

Suburban Energy Finance Corp. is a wholly-owned direct subsidiary of Suburban Propane Partners, L.P. the sole purpose of which is to serve as the co-issuer of the notes. Suburban Energy Finance Corp. has only nominal assets and does not conduct any operations. As a result, you should not expect Suburban Energy Finance Corp. to contribute to servicing the interest and principal obligations on the notes.

Notes Offered	$250,000,000 aggregate principal amount of 7 3/8% Senior Notes due 2020.

Interest	7 3/8% per year. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing September 15, 2010.

Maturity	March 15, 2020.

Ranking	The notes will be our unsecured, senior obligations and rank senior in right of payment to any of our future subordinated indebtedness and equally in right of payment to all of our existing and future unsecured senior indebtedness.

The notes will be structurally subordinated to the indebtedness and other liabilities of all of our subsidiaries, including the indebtedness and other liabilities of Suburban Propane L.P. and its subsidiaries. The operating partnership and its subsidiaries had an aggregate of approximately $100.0 million of total indebtedness and approximately $262.9 million of trade payables and other liabilities as of December 26, 2009. See “Description of the Notes.”

Optional Redemption	Before March 15, 2013, we may redeem up to 35% of the aggregate principal amount of outstanding notes with the net proceeds from certain offerings of our common units at a redemption price equal to 107.375% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. On or after March 15, 2015, we may redeem the notes at the prices set forth under “Description of the Notes—Optional Redemption.” In addition, prior to March 15, 2015 we may redeem the notes at a “make whole” premium.

Change of Control	Upon the occurrence of a change of control event, which occurrence is followed by a rating decline within 90 days of the consummation of the transaction, we must offer to repurchase the notes at 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, to the date of repurchase. Rating decline is defined as a decrease in the rating of the notes by either principal rating agencies by one or more gradations of the notes which occurs within 90 days of the consummation of the transaction. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.” We may not have enough funds available at the time of a change of control to make any required debt payment (including repurchases of the notes).

Certain Covenants	The indenture contains certain covenants limiting, among other things, our ability and the ability of our restricted subsidiaries, to:

• incur additional debt or issue preferred stock;

• pay dividends or make other distributions on, redeem or repurchase our capital stock;

• make investments or other restricted payments;

• enter into transactions with affiliates;

• sell, transfer or issue shares of capital stock of restricted subsidiaries;

• create liens on our assets;

• transfer or sell assets;

• restrict dividends or other payments to us; and

• effect a consolidation, liquidation or merger.

No Public Market	The notes are a series of securities for which there is currently no established trading market. The underwriters have advised us that they presently intend to make a market in the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, a liquid market for the notes may not be available if you try to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	The net proceeds, after deducting underwriting discounts and commission and estimated offering expenses, to us from the sale of the notes offered hereby will be approximately $242.3 million, which we will use along with cash on hand to repurchase our outstanding 6.875% Senior Notes due 2013 in the concurrent tender offer and to pay fees and expenses associated with the Transactions. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth under “Risk Factors” before deciding to invest in the Notes.

For additional information regarding the Notes, see “Description of the Notes.”

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

The summary consolidated historical financial data presented below as of and for the fiscal years ended September 26, 2009, September 27, 2008 and September 29, 2007 is derived from our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended September 26, 2009 and the historical financial data as of and for the three months ended December 26, 2009 and December 27, 2008 is derived from our unaudited financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2009. All amounts in the table below, except per unit data, are in thousands. You should read this information in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended September 26, 2009, as well as our Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2009, each of which is incorporated by reference herein.

	Three Months Ended				Year Ended
	December 26,		December 27,		September 26,		September 27,		September 29,
	2009		2008		2009		2008		2007

Statement of Operations Data
Revenues	$301,432		$363,315		$1,143,154		$1,574,163		$1,439,563
Costs and expenses	245,675		273,086		932,539		1,424,035		1,273,482
Restructuring charges and severance costs(a)	—		—		—		—		1,485

Income before interest expense, loss on debt extinguishment and provision for income taxes(b)	55,757		90,229		210,615		150,128		164,596
Interest expense, net	7,183		9,403		38,267		37,052		35,596
Loss on debt extinguishment(c)	—		—		4,624		—		—
Provision for income taxes	199		138		2,486		1,903		5,653

Income from continuing operations(b)	48,375		80,688		165,238		111,173		123,347
Discontinued operations:
Gain on disposal of discontinued operations(d)	—		—		—		43,707		1,887
Income from discontinued operations	—		—		—		—		2,053

Net income	48,375		80,688		165,238		154,880		127,287
Income from continuing operations per Common Unit—basic	1.37		2.46		4.99		3.39		3.79
Net income per Common Unit—basic(e)	1.37		2.46		4.99		4.72		3.91
Net income per Common Unit—diluted(e)	1.36		2.45		4.96		4.70		3.89
Cash distributions declared per unit	$0.83		$0.81		$3.26		$3.09		$2.76
Balance Sheet Data (end of period)
Cash and cash equivalents	$115,496		$130,588		$163,173		$137,698		$96,586
Total assets	994,645		1,050,661		977,514		1,035,713		988,947
Total debt	$349,449		$531,830		$349,415		$531,772		$548,538
Statement of Cash Flows Data
Cash provided by (used in)
Operating activities	$(14,726)		$25,004		$246,551		$120,517		$145,957
Investing activities	(3,663)		(3,724)		(16,852)		36,630		(19,689)
Financing activities	$(29,288)		$(28,390)		$(204,224)		$(116,035)		$(90,253)
Other Data
EBITDA(f)	$62,841		$97,252		$236,334		$222,229		$197,778
Adjusted EBITDA(f)	66,249		82,246		234,621		220,465		205,333
Capital expenditures(g)	$4,492		$4,445		$21,837		$21,819		$26,756
Retail gallons sold
Propane	89,981		99,047		343,894		386,222		432,526
Fuel oil and refined fuels	13,056		16,717		57,381		76,515		104,506
Ratio of earnings to fixed charges(h)	7.35	x	8.93	x	5.07	x	3.69	x	4.09	x

Footnotes on following page

(a)	During fiscal 2007, we incurred $1.5 million in charges associated with severance for positions eliminated unrelated to any specific plan of restructuring.

(b)	These amounts include gains from the disposal of property, plant and equipment of $0.4 million for the three months ended December 26, 2009, $0.2 million for the three months ended December 27, 2008, $0.7 million for fiscal 2009, $2.3 million for fiscal 2008 and $2.8 million for fiscal 2007.

(c)	During fiscal 2009, we purchased $175.0 million aggregate principal amount of the 2013 Notes through a cash tender offer. In connection with the tender offer, we recognized a loss on the extinguishment of debt of $4.6 million in the fourth quarter of fiscal 2009, consisting of $2.8 million for the tender premium and related fees, as well as the write-off of $1.8 million in unamortized debt origination costs and unamortized discount.

(d)	Gain on disposal of discontinued operations for fiscal 2008 of $43.7 million reflects the October 2, 2007 sale of our Tirzah, South Carolina underground granite propane storage cavern, and associated 62-mile pipeline, for $53.7 million in net proceeds. Gain on disposal of discontinued operations for fiscal 2007 of $1.9 million reflects the exchange, in a non-cash transaction, of nine non-strategic customer service centers for three customer service centers of another company in Alaska, as well as the sale of three additional customer service centers for net cash proceeds of $1.3 million. Prior period results of operations attributable to the customer service centers sold during fiscal 2007 were not significant and, as such, prior period results were not reclassified to remove financial results from continuing operations. The prior period results of operations attributable to the sale of our Tirzah, South Carolina storage cavern and associated pipeline have been reclassified to remove financial results from continuing operations.

(e)	Computations of basic earnings per Common Unit were performed by dividing net income by the weighted average number of outstanding Common Units, and restricted units granted under the Restricted Unit Plans to retirement-eligible grantees. Computations of diluted income per Common Unit were performed by dividing net income by the weighted average number of outstanding Common Units and unvested restricted units granted under the Restricted Unit Plans.

(f)	EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss on mark-to-market activity for derivative instruments. Our management uses EBITDA and Adjusted EBITDA as measures of liquidity and we are including them because we believe that they provide our investors and industry analysts with additional information to evaluate our ability to meet our debt service obligations and to pay our quarterly distributions to holders of our Common Units. In addition, certain of our incentive compensation plans covering executives and other employees utilize Adjusted EBITDA as the performance target. Moreover, our revolving credit agreement requires us to use Adjusted EBITDA as a component in calculating our leverage and interest coverage ratios. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth (i) our calculations of EBITDA and Adjusted EBITDA and (ii) a reconciliation of EBITDA and Adjusted EBITDA, as so calculated, to our net cash (used in) provided by operating activities (amounts in thousands):

	Three Months Ended		Year Ended
	December 26,	December 27,	September 26,	September 27,	September 29,
	2009	2008	2009	2008	2007

Net income	$48,375	$80,688	$165,238	$154,880	$127,287
Add:
Provision for income taxes	199	138	2,486	1,903	5,653
Interest expense, net	7,183	9,403	38,267	37,052	35,596
Depreciation and amortization Continuing operations	7,084	7,023	30,343	28,394	28,790
Discontinued operations	—	—	—	—	452

EBITDA	62,841	97,252	236,334	222,229	197,778
Unrealized (non-cash) losses (gains) on changes in fair value of derivatives	3,408	(15,006)	(1,713)	(1,764)	7,555

Adjusted EBITDA	66,249	82,246	234,621	220,465	205,333
Add (subtract):
Provision for income taxes—current	(199)	(138)	(1,101)	(626)	(1,853)
Interest expense, net	(7,183)	(9,403)	(38,267)	(37,052)	(35,596)
Loss on debt extinguishment	—	—	4,624	—	—
Unrealized (non-cash) (losses) gains on changes in fair value of derivatives	(3,408)	15,006	1,713	1,764	(7,555)
Compensation cost recognized under Restricted Unit Plan	992	569	2,396	2,156	3,014
Gain on disposal of property, plant and equipment, net	(427)	(230)	(650)	(2,252)	(2,782)
Gain on disposal of discontinued operations	—	—	—	(43,707)	(1,887)
Pension settlement charge	—	—	—	—	3,269
Changes in working capital and other assets and liabilities	(70,750)	(63,046)	43,215	(20,231)	(15,986)

Net cash (used in) provided by operating activities	$(14,726)	$25,004	$246,551	$120,517	$145,957

(g)	Our capital expenditures fall generally into two categories: (i) maintenance expenditures, which include expenditures for repair and replacement of property, plant and equipment; and (ii) growth capital expenditures which include new propane tanks and other equipment to facilitate expansion of our customer base and operating capacity.

(h)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of our long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (12% of rent expense represents a reasonable approximation of the interest factor).

RISK FACTORS

An investment in our securities involves risks.  You should carefully consider the specific risk factors set forth below, as well as the risk factors included in Item 1A. “Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 26, 2009, together with other information contained in this prospectus supplement and any related free writing prospectus and the information we have incorporated herein by reference in evaluating an investment in Suburban. If any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Inherent in our Business Operations

Since weather conditions may adversely affect demand for propane, fuel oil and other refined fuels and natural gas, our results of operations and financial condition are vulnerable to warm winters.

Weather conditions have a significant impact on the demand for propane, fuel oil and other refined fuels and natural gas for both heating and agricultural purposes. Many of our customers rely heavily on propane, fuel oil or natural gas as a heating source. The volume of propane, fuel oil and natural gas sold is at its highest during the six-month peak heating season of October through March and is directly affected by the severity of the winter. Typically, we sell approximately two-thirds of our retail propane volume and approximately three-fourths of our retail fuel oil volume during the peak heating season.

Actual weather conditions can vary substantially from year to year, significantly affecting our financial performance. For example, average temperatures in our service territories were slightly warmer than normal for the year ended September 26, 2009 compared to 6% warmer than normal temperatures in both fiscal 2008 and fiscal 2007, as measured by the number of heating degree days reported by the National Oceanic and Atmospheric Administration (“NOAA”). Furthermore, variations in weather in one or more regions in which we operate can significantly affect the total volume of propane, fuel oil and other refined fuels and natural gas we sell and, consequently, our results of operations. Variations in the weather in the northeast, where we have a greater concentration of higher margin residential accounts and substantially all of our fuel oil and natural gas operations, generally have a greater impact on our operations than variations in the weather in other markets. We can give no assurance that the weather conditions in any quarter or year will not have a material adverse effect on our operations, or that our available cash will be sufficient to pay principal and interest on our indebtedness and distributions to unitholders.

Sudden increases in the price of propane, fuel oil and other refined fuels and natural gas due to, among other things, our inability to obtain adequate supplies from our usual suppliers, may adversely affect our operating results.

Our profitability in the retail propane, fuel oil and refined fuels and natural gas businesses is largely dependent on the difference between our product cost and retail sales price. Propane, fuel oil and other refined fuels and natural gas are commodities, and the unit price we pay is subject to volatile changes in response to changes in supply or other market conditions over which we have no control, including the severity of winter weather and the price and availability of competing alternative energy sources. In general, product supply contracts permit suppliers to charge posted prices at the time of delivery or the current prices established at major supply points, including Mont Belvieu, Texas, and Conway, Kansas. In addition, our supply from our usual sources may be interrupted due to reasons that are beyond our control. As a result, the cost of acquiring propane, fuel oil and other refined fuels and natural gas from other suppliers might be materially higher at least on a short-term basis. Since we may not be able to pass on to our customers immediately, or in full, all increases in our wholesale cost of propane, fuel oil and other refined fuels and natural gas, these increases could reduce our profitability. We engage in transactions to manage the price risk associated with certain of our product costs from time to time in an attempt to reduce cost volatility and to help ensure availability of product during periods of short supply. We can give no assurance that future volatility in propane, fuel oil and natural gas supply costs will not have a material adverse effect on our profitability and cash flow, or that our available cash will be sufficient to pay principal and interest on our indebtedness and distributions to our unitholders.

Because of the highly competitive nature of the retail propane and fuel oil businesses, we may not be able to retain existing customers or acquire new customers, which could have an adverse impact on our operating results and financial condition.

The retail propane and fuel oil industries are mature and highly competitive. We expect overall demand for propane to remain relatively constant over the next several years, while we expect the overall demand for fuel oil to be relatively flat to moderately declining during the same period. Year-to-year industry volumes of propane and fuel oil are expected to be primarily affected by weather patterns and from competition intensifying during warmer than normal winters, as well as from the impact of a sustained higher commodity price environment on customer conservation.

Propane and fuel oil compete in the alternative energy sources market with electricity, natural gas and other existing and future sources of energy, some of which are, or may in the future be, less costly for equivalent energy value. For example, natural gas is a significantly less expensive source of energy than propane and fuel oil. As a result, except for some industrial and commercial applications, propane and fuel oil are generally not economically competitive with natural gas in areas where natural gas pipelines already exist. The gradual expansion of the nation’s natural gas distribution systems has made natural gas available in many areas that previously depended upon propane or fuel oil. Propane and fuel oil compete to a lesser extent with each other due to the cost of converting from one to the other.

In addition to competing with other sources of energy, our propane and fuel oil businesses compete with other distributors principally on the basis of price, service, availability and portability. Competition in the retail propane business is highly fragmented and generally occurs on a local basis with other large full-service multi-state propane marketers, thousands of smaller local independent marketers and farm cooperatives. Our fuel oil business competes with fuel oil distributors offering a broad range of services and prices, from full service distributors to those offering delivery only. In addition, our existing fuel oil customers, unlike our existing propane customers, generally own their own tanks, which can result in intensified competition for these customers.

As a result of the highly competitive nature of the retail propane and fuel oil businesses, our growth within these industries depends on our ability to acquire other retail distributors, open new customer service centers, add new customers and retain existing customers. We believe our ability to compete effectively depends on reliability of service, responsiveness to customers and our ability to control expenses in order to maintain competitive prices.

Energy efficiency, general economic conditions and technological advances have affected and may continue to affect demand for propane and fuel oil by our retail customers.

The national trend toward increased conservation and technological advances, including installation of improved insulation and the development of more efficient furnaces and other heating devices, has adversely affected the demand for propane and fuel oil by our retail customers which, in turn, has resulted in lower sales volumes to our customers. In addition, recent economic conditions may lead to additional conservation by retail customers seeking to further reduce their heating costs, particularly during periods of sustained higher commodity prices as has been the case over the past three fiscal years. Future technological advances in heating, conservation and energy generation may adversely affect our financial condition and results of operations.

Current conditions in the global capital and credit markets, and general economic pressures may adversely affect our financial position and results of operations.

Our business and operating results are materially affected by worldwide economic conditions. Current conditions in the global capital and credit markets and general economic pressures have led to declining consumer and business confidence, increased market volatility and widespread reduction of business activity generally. As a result of this turmoil, coupled with increasing energy prices, our customers may experience cash flow shortages which may lead to delayed or cancelled plans to purchase our products, and affect the ability of our customers to pay for our products. In addition, disruptions in the U.S. residential mortgage market, increases in mortgage foreclosure rates and failures of lending institutions may adversely affect retail customer demand for our products (in particular, products used for home heating and home comfort equipment) and our business and results of operations.

Our operating results and ability to generate sufficient cash flow to pay principal and interest on our indebtedness, and to pay distributions to unitholders, may be affected by our ability to continue to control expenses.

The propane and fuel oil industries are mature and highly fragmented with competition from other multi-state marketers and thousands of smaller local independent marketers. Demand for propane and fuel oil is expected to be affected by many factors beyond our control, including, but not limited to, the severity of weather conditions during the peak heating season, customer conservation driven by high energy costs and other economic factors, as well as technological advances impacting energy efficiency. Accordingly, our propane and fuel oil sales volumes and related gross margins may be negatively affected by these factors beyond our control. Our operating profits and ability to generate sufficient cash flow may depend on our ability to continue to control expenses in line with sales volumes. We can give no assurance that we will be able to continue to control expenses to the extent necessary to reduce the effect on our profitability and cash flow from these factors.

The risk of terrorism and political unrest and the current hostilities in the Middle East or other energy producing regions may adversely affect the economy and the price and availability of propane, fuel oil and other refined fuels and natural gas.

Terrorist attacks and political unrest and the current hostilities in the Middle East or other energy producing regions may adversely impact the price and availability of propane, fuel oil and other refined fuels and natural gas, as well as our results of operations, our ability to raise capital and our future growth. The impact that the foregoing may have on our industry in general, and on us in particular, is not known at this time. An act of terror could result in disruptions of crude oil or natural gas supplies and markets (the sources of propane and fuel oil), and our infrastructure facilities could be direct or indirect targets. Terrorist activity may also hinder our ability to transport propane, fuel oil and other refined fuels if our means of supply transportation, such as rail or pipeline, become damaged as a result of an attack. A lower level of economic activity could result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism could also affect our ability to raise capital. Terrorist activity and hostilities in the Middle East or other energy producing regions could likely lead to increased volatility in prices for propane, fuel oil and other refined fuels and natural gas. We have opted to purchase insurance coverage for terrorist acts within our property and casualty insurance programs, but we can give no assurance that our insurance coverage will be adequate to fully compensate us for any losses to our business or property resulting from terrorist acts.

Our financial condition and results of operations may be adversely affected by governmental regulation and associated environmental and health and safety costs.

Our business is subject to a wide range of federal, state and local laws and regulations related to environmental and health and safety matters including those concerning, among other things, the investigation and remediation of contaminated soil and groundwater and transportation of hazardous materials. These requirements are complex, changing and tend to become more stringent over time. In addition, we are required to maintain various permits that are necessary to operate our facilities, some of which are material to our operations. There can be no assurance that we have been, or will be, at all times in complete compliance with all legal, regulatory and permitting requirements or that we will not incur significant costs in the future relating to such requirements. Violations could result in penalties, or the curtailment or cessation of operations.

Moreover, currently unknown environmental issues, such as the discovery of additional contamination, may result in significant additional expenditures, and potentially significant expenditures also could be required to comply with future changes to environmental laws and regulations or the interpretation or enforcement thereof. Such expenditures, if required, could have a material adverse effect on our business, financial condition or results of operations.

We are subject to operating hazards and litigation risks that could adversely affect our operating results to the extent not covered by insurance.

Our operations are subject to all operating hazards and risks normally associated with handling, storing and delivering combustible liquids such as propane, fuel oil and other refined fuels. As a result, we have been, and are likely to continue to be, a defendant in various legal proceedings and litigation arising in the ordinary course of business. We are self-insured for general and product, workers’ compensation and automobile liabilities up to predetermined amounts above which third-party insurance applies. We cannot guarantee that our insurance will be adequate to protect us from all material expenses related to potential future claims for personal injury and property damage or that these levels of insurance will be available at economical prices, or that all legal matters that arise will be covered by our insurance programs.

If we are unable to make acquisitions on economically acceptable terms or effectively integrate such acquisitions into our operations, our financial performance may be adversely affected.

The retail propane and fuel oil industries are mature. We foresee only limited growth in total retail demand for propane and flat to moderately declining retail demand for fuel oil. With respect to our retail propane business, it may be difficult for us to increase our aggregate number of retail propane customers except through acquisitions. As a result, we expect the success of our financial performance to depend, in part, upon our ability to acquire other retail propane and fuel oil distributors or other energy-related businesses and to successfully integrate them into our existing operations and to make cost saving changes. The competition for acquisitions is intense and we can make no assurance that we will be able to acquire other propane and fuel oil distributors or other energy-related businesses on economically acceptable terms or, if we do, to integrate the acquired operations effectively.

The adoption of climate change legislation by Congress could result in increased operating and product costs and reduced demand for the products and services we provide.

On June 26, 2009, the U.S. House of Representatives approved adoption of the “American Clean Energy and Security Act of 2009,” also known as the “Waxman-Markey cap-and-trade legislation” (“ACESA”). The purpose of ACESA is to control and reduce emissions of “greenhouse gases” (“GHGs”) in the United States. GHGs are certain gases, including carbon dioxide and methane, that may contribute to the warming of the Earth’s atmosphere and other climatic changes. ACESA would establish an economy-wide cap on emissions of GHGs in the United States and would require certain regulated entities to obtain GHG emission “allowances” corresponding to the annual emission of GHGs attributable to their products or operations. Regulated entities under ACESA include producers of natural gas liquids (“NGLs”), local natural gas distribution companies, and certain industrial facilities. Under ACESA, the number of authorized emission allowances would decline each year, resulting in an expected and progressive increase in the cost or value of the allowances. The net effect of maintaining emission allowances under ACESA would be to increase the costs associated with the combusting of carbon-based fuels such as natural gas, NGLs (including propane), and refined petroleum products.

The U.S. Senate has begun work on its own legislation for controlling and reducing domestic GHG emissions, and President Obama has indicated his support of legislation to reduce GHG emissions through an emission allowance system. Although it is not possible at this time to predict if or when the Senate may act on climate change legislation or how any Senate bill would be reconciled with ACESA, any adopted laws or regulations that restrict or reduce GHG emissions could require us to incur increased operating and product costs and could adversely affect demand for the products and services we provide.

The adoption of derivatives legislation by Congress could have an adverse impact on our ability to hedge risks associated with our business.

Congress is currently considering legislation to impose restrictions on certain transactions involving derivatives, which could affect the use of derivatives in hedging transactions. ACESA contains provisions that would prohibit private energy commodity derivative and hedging transactions. ACESA would expand the power of the Commodity Futures Trading Commission, (“CFTC”), to regulate derivative transactions related to energy commodities, including oil and natural gas, and to mandate clearance of such derivative contracts through registered derivative clearing organizations. Under ACESA, the CFTC’s expanded authority over energy derivatives would terminate upon the adoption of general legislation covering derivative regulatory reform. The Chairman of the CFTC has announced that the CFTC intends to conduct hearings to determine whether to set limits on trading and positions in commodities with finite supply, particularly energy commodities, such as crude oil, natural gas and other energy products. The CFTC also is evaluating whether position limits should be applied consistently across all markets and participants. In addition, the Treasury Department recently has indicated that it intends to propose legislation to subject all OTC derivative dealers and all other major OTC derivative market participants to substantial supervision and regulation, including by imposing conservative capital and margin requirements and strong business conduct standards. Derivative contracts that are not cleared through central clearinghouses and exchanges may be subject to substantially higher capital and margin requirements. Although it is not possible at this time to predict whether or when Congress may act on derivatives legislation or how any climate change bill approved by the Senate would be reconciled with ACESA, any laws or regulations that may be adopted that subject us to additional capital or margin requirements relating to, or to additional restrictions on, our hedging and commodity positions could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

Risks Inherent in the Ownership of the Notes

We may not be able to generate sufficient cash to service our debt obligations, including our obligations under the notes.

Our ability to make payments on and to refinance our indebtedness, including the notes, will depend on our financial and operating performance, which may fluctuate significantly from quarter to quarter based on, among other things:

•	the amount of propane, natural gas and refined fuels we have available;

•	the price at which we sell our propane, natural gas and refined fuels;

•	the level of our operating costs;

•	the level of our interest expense, which depends on the amount of our indebtedness and the interest payable on it; and

•	the level of our capital expenditures.

We may not be able to generate sufficient cash flow and may not be able to borrow funds in amounts sufficient to enable us to service our indebtedness, or to meet our working capital and capital expenditure requirements. If we are not able to generate sufficient cash flow from operations or to borrow sufficient funds to service our indebtedness, we may be required to sell assets or issue equity, reduce capital expenditures, or refinance all or a portion of our existing indebtedness. We may not be able to refinance our indebtedness, sell assets or issue equity, or borrow more funds on terms acceptable to us, if at all.

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

We currently have, and following this offering will continue to have, a substantial amount of indebtedness. As of December 26, 2009, after giving effect to the Transactions, we would have had total debt of approximately $350.0 million, consisting of $250.0 million of notes and $100.0 million of borrowings under our credit facility. In addition, we would have approximately $88.1 million of available borrowing capacity under our credit facility after considering outstanding letters of credit of $61.9 million. We may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

•	make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

•	limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

•	limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

•	require us to use a substantial portion of our cash flow from operations to make debt service payments;

•	limit our flexibility to plan for, or react to, changes in our business and industry;

•	place us at a competitive disadvantage compared to our less leveraged competitors; and

•	increase our vulnerability to the impact of adverse economic and industry conditions.

Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the credit facility limit, and the indenture governing the notes offered hereby will limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The notes offered hereby will be unsecured and effectively subordinated to our existing and future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.

The notes offered hereby will be general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness, including indebtedness under our credit facility. Additionally, the indenture governing the notes will permit us to incur additional secured indebtedness in the future. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. You may therefore not be fully repaid if we are declared bankrupt, become insolvent or are liquidated or reorganized. As of December 26, 2009, after giving effect to the issuance of the notes offered hereby and the contemplated use of proceeds, the notes would have been effectively subordinated to $100.0 million of senior secured indebtedness under our credit facility and we would have been able to incur an additional $88.1 million of indebtedness under our credit facility on such date, subject to compliance with financial covenants in the credit facility, all of which would have also been effectively senior to the notes.

In addition, the notes will be structurally subordinated to all of the liabilities of our subsidiaries, which may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to us. As of

December 26, 2009, our subsidiaries had $362.9 million of indebtedness and other liabilities (including trade payables but excluding intercompany items and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries).

On the Issue Date, our subsidiaries will not guarantee the notes. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.

Our subsidiaries will not guarantee the notes. Our subsidiaries are separate and distinct legal entities with no obligation to pay any amounts due pursuant to the notes or to provide us with funds for our payment obligations. Substantially all of our operations are conducted through our subsidiaries and we derive substantially all our revenues from our subsidiaries, and substantially all of our operating assets are owned by our subsidiaries. As a result, our cash flow and our ability to service our indebtedness, including the notes, depends in large part on the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by these subsidiaries. Payments to us by our subsidiaries also will be contingent upon their earnings and their business considerations. In addition, the ability of our subsidiaries to make any dividend, distribution, loan or other payment to us could be subject to statutory or contractual restrictions. Because we depend in large part on the cash flow of our subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes. Our subsidiaries held 100% of our consolidated assets as of December 26, 2009 and account for 100% of our revenues.

Your ability to transfer the notes offered hereby will be limited by the absence of an active trading market.

The notes are a series of securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at anytime without notice. Therefore, an active market for the notes may not develop or, if developed, such a market may not continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the notes.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of obligations under the notes in the event of a change in control. Further, we are contractually restricted under the terms of our credit facility from repurchasing all of the notes tendered upon a change of control.

Accordingly, we may be unable to satisfy our obligations to purchase the notes unless we are able to refinance or obtain waivers under our credit facility. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under our credit facility, each of which could have material adverse consequences for us and the holders of the notes. In addition, the credit facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

If the notes are rated investment grade at any time by both Standard & Poor’s and Moody’s, most of the restrictive covenants contained in the indenture governing the notes will be suspended.

If, at any time, the credit rating on the notes, as determined by both Standard & Poor’s and Moody’s, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will not be subject to most of the restrictive covenants and certain events of default contained in the indenture governing the notes. As a result, you may have less credit protection than you will at the time the notes are issued. In the event that one or both of the ratings later drops below investment grade, we will thereafter again be subject to such restrictive covenants and events of default.

Covenants in our debt agreements restrict our business in many ways.

Our credit facility contains, and the indenture governing the notes offered hereby will contain, various covenants that limit our ability and/or our restricted subsidiaries’ ability to, among other things:

•	incur or assume liens or additional debt or provide guarantees in respect of obligations of other persons;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans and investments;

•	enter into agreements that restrict distributions from our subsidiaries;

•	sell assets and capital stock of our subsidiaries;

•	enter into certain transactions with affiliates; and

•	consolidate or merge with or into, or sell substantially all of our assets to, another person.

In addition, our credit facility contains restrictive covenants and requires us to maintain specified financial ratios and limits our ability to make capital expenditures. Our ability to meet those financial ratios can be affected by events beyond our control, and we may be unable to meet those tests. A breach of any of these covenants could result in a default under our credit facility, the notes and/or the existing notes. Upon the occurrence of an event of default under our credit facility, the lenders could elect to declare all amounts outstanding under our credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our credit facility. If the lenders under our credit facility accelerate the repayment of borrowings, we may not have sufficient assets to repay our credit facility and our other indebtedness, including the notes. See “Description of Other Indebtedness—Our Revolving Credit Facility.” Our borrowings under our credit facility are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

Our tax treatment depends on our status as a partnership for federal income tax purposes. The Internal Revenue Service (“IRS”) could treat us as a corporation, which would substantially reduce the cash available to make payments under the notes.

We believe that we have been and, based on current law, we will continue to be classified as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us. The IRS may adopt positions that differ from the positions we take. In addition, current law may change so as to cause us to be treated as a corporation for federal income tax purposes or otherwise subject us to entity-level federal income taxation. Members of Congress have proposed substantive changes to the current federal income tax laws that would affect certain publicly traded partnerships and legislation that would eliminate partnership tax treatment for certain publicly traded partnerships. Although no legislation is currently pending that would affect our tax treatment as a partnership, we are unable to predict whether any such changes or other proposals will ultimately be enacted. Any modification to the U.S. tax laws and interpretations thereof may or may not be applied retroactively. If we were treated as a corporation for federal income tax purposes, we would be required to pay tax on our income, including any prior open taxable years, at corporate federal income tax rates (currently a maximum of U.S. federal rate of 35%) and likely would be required to pay state income tax at varying rates. Because a tax would be imposed upon us as a corporation, our tax liabilities would significantly increase which would negatively impact our ability to make payments on the notes. In addition, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. Any such changes could negatively impact our ability to make payments on the notes.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commission and estimated offering expenses, will be approximately $242.3 million. We intend to finance the Offer with the net proceeds from the offering, together with cash on hand.

Assuming that $250.0 million of the 2013 Notes are tendered, we estimate that we will use the net proceeds of this offering together with approximately $20.7 million of cash on hand to fund the purchase amount of the tender offer (including estimated premiums, expenses and accrued interest). To the extent the net proceeds of the offering exceed the purchase price for the amount of 2013 Notes tendered in the tender offer, we intend to use the balance for general partnership purposes. As of March 10, 2010, a principal amount of $250.0 million of 2013 Notes were outstanding, which mature on December 15, 2013.

We currently anticipate that we will call for redemption any 2013 Notes not purchased in the tender offer and will satisfy and discharge the indenture pursuant to the 2013 Notes (the “2013 Notes Indenture”) concurrently with the completion of the tender offer, in compliance with the terms of the 2013 Notes, the 2013 Notes Indenture and applicable law; provided, however, that we may elect not to redeem such 2013 Notes or satisfy and discharge the 2013 Notes Indenture.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 26, 2009:

•	on a consolidated historical basis; and

•	as adjusted to reflect the Transactions. See “Use of Proceeds.”

You should read our financial statements and notes that are incorporated by reference into this prospectus supplement for additional information regarding us.

	As of December 26, 2009
		As Adjusted for the
	Actual	Transactions(1)
	(In thousands)

Cash and cash equivalents	$115,496	$94,780

Debt, including current maturities:
Revolving credit facility	100,000	100,000
Senior notes due 2013	249,449	—
Senior notes due 2020 offered hereby(2)	—	247,840

Total long-term debt	349,449	347,840
Owners’ equity:
Common unitholders	441,084	431,584
General partner interest	—	—

Total owners’ equity	441,084	431,584

Total capitalization	$790,533	$779,424

(1)	Assumes that $250.0 million of the 2013 Notes are tendered and purchased in the tender offer at an aggregate purchase price of approximately $263.1 million, including fees and expenses related to the tender offer and accrued interest. The actual amounts of 2013 Notes tendered and purchased may be less. We anticipate that we will call for redemption any 2013 Notes not purchased in the tender offer and will satisfy and discharge the indenture pursuant to the 2013 Notes concurrently with the completion of the tender offer, in compliance with the terms of the 2013 Notes, the indenture governing the 2013 Notes and applicable law; provided, however, that we may elect not to redeem such 2013 Notes or satisfy and discharge the indenture governing the 2013 Notes.

(2)	The notes offered hereby have a principal amount of $250.0 million, but are being issued at a discount from the principal amount of approximately $2.2 million.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

	Three
	Months
	Ended	Year Ended
	December 26,	September 26,	September 27,	September 29,	September 30,	September 24,
	2009	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges(1)	7.35	5.07	3.69	4.09	3.01	(A )

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of the Partnership’s long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (12% of rent expense represents a reasonable approximation of the interest factor).

(A)	Due to the Partnership’s loss in the fiscal year ended September 24, 2005, the ratio of earnings to fixed charges was less than 1:1. For that fiscal year, the Partnership would have needed to generate additional earnings of $11.0 million to achieve ratio coverage of 1:1.

DESCRIPTION OF OTHER INDEBTEDNESS

Our Revolving Credit Facility

On June 26, 2009, Suburban Propane, L.P., our operating partnership (the “Operating Partnership”) executed a Credit Agreement (the “Credit Agreement”) to provide a four-year $250.0 million revolving credit facility (the “Revolving Credit Facility”). Borrowings under the Revolving Credit Facility may be used for general partnership purposes, including working capital, capital expenditures and acquisitions until maturity on June 25, 2013. The Operating Partnership has the right to prepay any borrowings under the Revolving Credit Facility, in whole or in part, without penalty at any time prior to maturity. In addition, the Partnership has standby letters of credit issued under the Revolving Credit Facility in the aggregate amount of $61.9 million primarily in support of retention levels under its self-insurance programs, which expire periodically through October 25, 2010. Therefore, as of December 26, 2009 the Partnership had available borrowing capacity of $88.1 million under the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility bear interest at prevailing interest rates based upon, at the Operating Partnership’s option, LIBOR plus the applicable margin or the base rate, defined as the higher of the Federal Funds Rate plus 1/2 of 1%, the agent bank’s prime rate, or LIBOR plus 1%, plus in each case the applicable margin. The applicable margin is dependent upon the Partnership’s ratio of total debt to EBITDA on a consolidated basis, as defined in the Revolving Credit Facility. As of December 26, 2009, the interest rate for the Revolving Credit Facility was approximately 3.3%. The interest rate and the applicable margin will be reset at the end of each calendar quarter.

The Partnership acts as a guarantor with respect to the obligations of the Operating Partnership under the Credit Agreement pursuant to the terms and conditions set forth therein. The obligations under the Credit Agreement are secured by liens on substantially all of the personal property of the Partnership, the Operating Partnership and their subsidiaries, as well as mortgages on certain real property.

In connection with the Revolving Credit Facility, the Operating Partnership amended its existing interest rate swap agreement, which has a termination date of March 31, 2010, to reduce the notional amount to $100.0 million from $108.0 million. The Operating Partnership will pay a fixed interest rate of 4.66% to the issuing lender on the notional principal amount outstanding, effectively fixing the LIBOR portion of the interest rate at 4.66%. In return, the issuing lender will pay to the Operating Partnership a floating rate, namely LIBOR, on the same notional principal amount. On July 31, 2009 our Operating Partnership entered into a forward starting interest rate swap agreement with a March 31, 2010 effective date, which is commensurate with the maturity of the existing interest rate swap agreement, and termination date of June 25, 2013. Under the forward starting interest rate swap agreement, the Operating Partnership will pay a fixed interest rate of 3.12% to the issuing lender on the notional principal amount outstanding, effectively fixing the LIBOR portion of the interest rate at 3.12%. In return, the issuing lender will pay to the Operating Partnership a floating rate, namely LIBOR, on the same notional principal amount. The interest rate swaps have been designated as a cash flow hedge.

The 2013 Notes

The Partnership’s obligations under the 2013 Notes are unsecured and rank senior in right of payment to any future subordinated indebtedness and equally in right of payment with any future senior indebtedness. The 2013 Notes are structurally subordinated to, which means they rank effectively behind, any debt and other liabilities of the Operating Partnership. The 2013 Notes mature on December 15, 2013 and require semi-annual interest payments in June and December. The Partnership is permitted to redeem some or all of the 2013 Notes any time at redemption prices specified in the indenture governing the 2013 Notes. In addition, in the event of a change of control of the Partnership, as defined in the indenture governing the 2013 Notes, the Partnership must offer to repurchase the notes at 101% of the principal amount repurchased, if the holders of the notes exercise the right of repurchase.

The Revolving Credit Facility and the 2013 Notes both contain various restrictive and affirmative covenants applicable to the Operating Partnership and the Partnership, respectively, including (i) restrictions on the incurrence of additional indebtedness, and (ii) restrictions on certain liens, investments, guarantees, loans, advances, payments, mergers, consolidations, distributions, sales of assets and other transactions. The Revolving Credit Facility contains certain financial covenants (a) requiring the consolidated interest coverage ratio, as defined, of the Partnership to be not less than 2.5 to 1.0 as of the end of any fiscal quarter; (b) prohibiting the total consolidated leverage ratio, as defined, of the Partnership from being greater than 4.5 to 1.0 as of the end of any fiscal quarter; and (c) prohibiting the senior secured consolidated leverage ratio, as defined, of the Operating Partnership from being greater than 3.0 to 1.0 as of the end of any fiscal quarter. Under the 2013 Note indenture, the Partnership is generally permitted to make cash distributions equal to available cash, as defined, as of the end of the immediately preceding quarter, if no event of default exists or would exist upon making such distributions, and the Partnership’s consolidated fixed charge coverage ratio, as defined, is greater than 1.75 to 1. We and the Operating Partnership were in compliance with all covenants and terms of the 2013 Notes and the Revolving Credit Facility as of December 26, 2009.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Suburban Propane”, “we”, “us” and “our” refers only to Suburban Propane Partners, L.P. and not to any of its subsidiaries or its general partner. The term “Finance Corp.” refers only to Suburban Energy Finance Corp., a wholly-owned subsidiary of Suburban Propane. The term “Issuers” means Suburban Propane and Finance Corp., collectively, and does not include any other subsidiary of Suburban Propane.

The Issuers will issue the notes under an indenture (the “Indenture”) among the Issuers and The Bank of New York Mellon, as Trustee (the “Trustee”). The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Finance Corp.

Finance Corp. is a wholly-owned direct subsidiary of Suburban Propane that was incorporated in Delaware for the purpose of serving as a co-issuer of notes in order to facilitate the offering. Finance Corp. has only nominal assets and does not conduct any operations. As a result, holders of the notes should not expect Finance Corp. to participate in servicing the interest and principal obligations on the notes.

Brief Description of the Notes

The Notes:

•	are general joint and several obligations of the Issuers;

•	are pari passu in right of payment to all existing and future unsecured senior Indebtedness of the Issuers;

•	are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

•	are structurally subordinated to, which means they rank effectively behind, the indebtedness and other liabilities of the Operating Partnership and its subsidiaries.

Neither Suburban Propane nor Finance Corp. has any significant operations. Our operations are conducted through the Operating Partnership and its subsidiaries and, therefore, Suburban Propane depends on the cash flow of the Operating Partnership to meet its obligations, including its obligations under the notes. Neither the Operating Partnership nor any of the other subsidiaries of Suburban Propane have guaranteed the notes. As a result, the notes are effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Operating Partnership and its subsidiaries. Any right of Suburban Propane to receive assets of any of its subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that Suburban Propane is itself recognized as a creditor of the subsidiary, in which case the claims of Suburban Propane would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by Suburban Propane. Moreover, the Operating Partnership is party to a number of agreements that restrict its ability to make distributions to Suburban Propane. As a result, we may not be able to cause the Operating Partnership to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors— Our subsidiaries will not guarantee the notes. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.”

As of December 26, 2009, the Operating Partnership and its subsidiaries had approximately $100.0 million of Indebtedness and $262.9 million of trade payables and other liabilities outstanding. See “Risk Factors—The notes offered hereby will be unsecured and effectively subordinated to our existing and future secured indebtedness and structurally subordinated to all of the liabilities of our subsidiaries.” In addition, Finance Corp. has nominal assets and no direct or indirect interest in the Operating Partnership or any of its subsidiaries, and therefore does not have any means independent of Suburban Propane to generate or realize cash flow to meet its obligations.

As of the date of the indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries, other than Finance Corp. and the Operating Partnership, as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture.

Principal, Maturity and Interest

The Issuers will issue the notes in the aggregate principal amount of $250.0 million. The Issuers may issue additional notes from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Issuers issued notes in minimum denominations of $2,000 and integral multiples of $1,000 excess thereof. The notes will mature on March 15, 2020.

Interest on the notes accrues at the rate of 7 3/8% per annum and is payable semi-annually in arrears on March 15 and September 15. Interest on overdue principal and interest will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. The Issuers will make each interest payment to the holders of record on the immediately preceding March 1 and September 1.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder of notes has given wire transfer instructions to Suburban Propane, the Issuers will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. Suburban Propane may change the paying agent or registrar without prior notice to the holders of the notes, and Suburban Propane or any of its subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Optional Redemption

The Issuers may redeem the notes, in whole or in part, at any time prior to March 15, 2015, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after March 15, 2015, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below (subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date):

Year	Percentage

2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.000%

At any time prior to March 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.375% of the principal amount, plus accrued and unpaid interest, if any, to the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by Suburban Propane and its Subsidiaries or by the general partner of Suburban Propane) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holders notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offer to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Issuers repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuers and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Suburban Propane and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain. A recent Delaware court case has implied that the provisions in clause (6) of the definition of “Change of Control” may be unenforceable on public policy grounds. No assurances can be given that a court would enforce clause (6) as written for the benefit of holders of the notes.

Asset Sales

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Suburban Propane (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by Suburban Propane or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities, as shown on Suburban Propane’s most recent consolidated balance sheet, of Suburban Propane or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Suburban Propane or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Suburban Propane or any such Restricted Subsidiary from such transferee that are converted within 180 days after the date of consummation of such Asset Sale by Suburban Propane or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant.

The 75% limitation in clause (2) above will not apply to any Asset Sale in which the cash portion of the consideration received is equal to or greater than the after-tax proceeds would have been had the Asset Sale complied with the 75% limitation.

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Suburban Propane (or the applicable Restricted Subsidiary, as the case may be) may apply those Net Proceeds:

(1) to repay Indebtedness of Suburban Propane under a Credit Facility or to repay any Indebtedness of any Restricted Subsidiary of Suburban Propane;

(2) to acquire, or commit to acquire within 90 days thereof, all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Suburban Propane;

(3) to make a capital expenditure; and/or

(4) to acquire, or commit to acquire within 90 days thereof, other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, Suburban Propane or any Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

The Issuers do not have any other material Indebtedness that imposes restrictions on their ability to repurchase notes. However, the Operating Partnership is the borrower under the Credit Agreement which contains prohibitions of certain events, including events that would constitute a Change of Control or an Asset

Sale. The Credit Agreement may require the Operating Partnership to offer to repay all outstanding Indebtedness thereunder before any distribution may be made to the Issuers so that they may satisfy their obligations with respect to the notes. Moreover, the same agreements restrict the ability of the Operating Partnership to make distributions to Suburban Propane generally. As a result, we may not be able to cause the Operating Partnership to distribute sufficient funds to enable us to meet our obligations under the notes. See “Risk Factors—Our subsidiaries will not guarantee the notes. We depend entirely on the cash flow from our subsidiaries to meet our obligations, and your claims will be subordinated to all of the creditors of these subsidiaries.” The exercise by the holders of notes of their right to require the Issuers to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under the Credit Agreement, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on the Issuers and the Operating Partnership. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are unable to purchase notes due to restrictions on the Operating Partnership, the Issuers and the Operating Partnership could seek the consent of the lenders under the Operating Partnership’s Indebtedness to allow the purchase of notes, or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain a consent or repay those borrowings, the Issuers will remain unable to purchase notes. In that case, the Issuers’ failure to purchase tendered notes would constitute an Event of Default under the indenture. Finally, the Issuers’ ability to pay cash to the holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. See “Risk Factors—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.”

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

Beginning on the date that:

(1) the notes have an Investment Grade Rating; and

(2) no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the “Reversion Date”) that either Rating Agency ceases to have Investment Grade Ratings on the Notes (such period of time, the “Suspension Period”), the covenants specifically listed under the following captions in this offering circular will no longer be applicable to the notes:

(1) ‘‘— Repurchase at the Option of Holders—Asset Sales”;

(2) ‘‘— Restricted Payments”;

(3) ‘‘— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(4) ‘‘— Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(5) ‘‘— Transactions with Affiliates”;

(6) ‘‘—Limitation on Issuance of Subsidiary Guarantees”;

(7) clause (4) of the covenant listed under “— Merger, Consolidation or Sale of Assets”.

During a Suspension Period, Suburban Propane’s Board of Supervisors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to and permitted under the Consolidated Fixed Charge Coverage Ratio or one of the clauses set forth in the definition of Permitted Debt (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent any Indebtedness would not be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been Existing Indebtedness.

Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the covenants during the Suspension Period or at the time the covenants are reinstated.

Restricted Payments

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any distribution or make any other payment or dividend on account of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Suburban Propane or any of its Restricted Subsidiaries) or to the direct or indirect holders of Suburban Propane’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests (other than Disqualified Stock) of Suburban Propane or to Suburban Propane or a Restricted Subsidiary of Suburban Propane);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Suburban Propane) any Equity Interests of Suburban Propane;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Suburban Propane that is contractually subordinated to the notes (excluding any intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”)

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) the Restricted Payment, together with the aggregate of all other Restricted Payments made by Suburban Propane and its Restricted Subsidiaries during the fiscal quarter during which the Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next succeeding paragraph), will not exceed:

(a) if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is greater than 1.75 to 1.00, an amount equal to Available Cash for the immediately preceding fiscal quarter; or

(b) if the Consolidated Fixed Charge Coverage Ratio of Suburban Propane is equal to or less than 1.75 to 1.00, an amount equal to the sum of:

(i) $75.0 million, less

(ii) the aggregate amount of all Restricted Payments made by Suburban Propane and its Restricted Subsidiaries in accordance with this clause (2)(b) during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on the date of the indenture, plus

(iii) the aggregate net cash proceeds of capital contributions to Suburban Propane from any Person other than a Restricted Subsidiary of Suburban Propane, or issuance and sale of shares of Capital Stock, other than (i) Disqualified Stock and (ii) Capital Stock issued concurrently with the offering of the notes, of Suburban Propane to any entity other than to a Restricted Subsidiary of Suburban Propane, in any case made during the period ending on the last day of the fiscal quarter of Suburban Propane immediately preceding the date of the Restricted Payment and beginning on the date of the indenture, to the extent not previously expended pursuant to this clause (b) or clause (a) above, plus

(iv) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), to the extent not previously expended pursuant to this clause (b) or clause (a) above, plus

(v) the net reduction in Restricted Investments resulting from cash dividends, repayments of loans or advances, or other transfers of assets in each case to the Issuer or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent not previously expended pursuant to this clause (b) or clause (a) above.

So long as no Default (other than a Reporting Default) has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any distribution or dividend within 60 days after the date of its declaration, if at the date of declaration the distribution or dividend payment would have complied with the provisions of the indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) sale (other than to a Subsidiary of Suburban Propane) of, Equity Interests of Suburban Propane (other than

Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Suburban Propane by any entity other than a Subsidiary of Suburban Propane; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash and from the calculation set forth in clause 2(b) above;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Issuers that is contractually subordinated to the notes with the net cash proceeds from a substantially concurrent (not to exceed 120 days following the receipt of such net proceeds) incurrence of Permitted Refinancing Indebtedness; provided, however, that the amount of any net cash proceeds that are utilized for any such Restricted Payment will be excluded from the calculation of Available Cash;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Suburban Propane to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Suburban Propane or any Restricted Subsidiary of Suburban Propane held by any current or former officer, director or employee of Suburban Propane or any of its Restricted Subsidiaries pursuant to any restricted unit plan, equity subscription agreement, equity option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any calendar year; and

(6) the repurchase of Equity Interests deemed to occur upon the exercise of unit or stock options to the extent such Equity Interests represent a portion of the exercise price of those options.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Suburban Propane or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Supervisors whose resolution with respect thereto will be delivered to the trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Suburban Propane will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Suburban Propane may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock if the Consolidated Fixed Charge Coverage Ratio for Suburban Propane’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Suburban Propane and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $400.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers of Indebtedness represented by the notes to be issued on the date of the indenture;

(4) Indebtedness of Suburban Propane and any of its Restricted Subsidiaries (including Capital Lease Obligations and Acquired Debt) incurred for the making of expenditures for the improvement or repair, to the extent the improvements or repairs may be capitalized in accordance with GAAP, or additions, including by way of acquisitions of businesses and related assets, to the property and assets of Suburban Propane and its Restricted Subsidiaries, including, without limitation, the acquisition of assets subject to operating leases or incurred by assumption in connection with additions, including additions by way of acquisitions or capital contributions of businesses and related assets, to the property and assets of Suburban Propane and its Restricted Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (4), may not exceed $100.0 million at any one time outstanding;

(5) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3) or (5) of this paragraph;

(6) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of intercompany Indebtedness between or among Suburban Propane and any of its Restricted Subsidiaries; provided, however, that:

(a) if an Issuer is an obligor on such Indebtedness and the payee is not an Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Suburban Propane or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of Suburban Propane’s Restricted Subsidiaries to Suburban Propane or to any of its Restricted Subsidiaries of units or shares of Preferred Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Suburban Propane or a Restricted Subsidiary of Suburban Propane; and

(b) any sale or other transfer of any such Preferred Stock to a Person that is not either Suburban Propane or a Restricted Subsidiary of Suburban Propane will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by Suburban Propane and any of its Restricted Subsidiaries of non-speculative Hedging Obligations in the ordinary course of business;

(9) the guarantee by the Issuers or any of their Restricted Subsidiaries of Indebtedness of the Issuers or a Restricted Subsidiary of the Issuers that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is incurred by one or both of the Issuers and is subordinated to the notes, then the guarantee of such Indebtedness by any Restricted Subsidiary of the Issuers shall be subordinated to the same extent as the Indebtedness guaranteed;

(10) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

(11) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from performance bonds, bid bonds, bankers’ acceptances, workers’ compensation, health, disability or other employee benefit claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations and bank overdrafts (and letters of credit in respect thereof) incurred in the ordinary course of business;

(12) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of Indebtedness arising from indemnities or other similar obligations in respect of purchase price adjustments in connection with the disposition of property or assets;

(13) (i) Indebtedness of Suburban Propane or any of its Restricted Subsidiaries acquired after the date hereof and (ii) Indebtedness of any Person merged or consolidated with or into Suburban Propane or any of its Restricted Subsidiaries after the date hereof, which Indebtedness in each case, exists at the time of such acquisition, merger, consolidation or conversion and is not created in contemplation of such event and where such acquisition, merger or consolidation is otherwise permitted by the indenture; provided that the aggregate principal amount of Indebtedness under this clause (13) shall not at any time exceed $25.0 million; and

(14) the incurrence by Suburban Propane or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $40.0 million.

The Issuers will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that Indebtedness under Credit Facilities outstanding on the date on which notes were originally issued and authenticated under the indenture was deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and cannot be so reclassified. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Suburban Propane or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such asset at the date of determination, and

(b) the amount of the Indebtedness of the other Person.

Liens

Suburban Propane will not create, incur, assume or suffer to exist any Lien securing Indebtedness incurred by Suburban Propane of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Limitations on Issuances of Guarantees of Indebtedness

Suburban Propane will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of Suburban Propane unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the notes by such Restricted Subsidiary. The Subsidiary Guarantee will be (1) senior to such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is subordinated to the notes; or (2) pari passu with such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness if such other Indebtedness is not subordinated to the notes.

The Subsidiary Guarantee of a Guarantor will be automatically and unconditionally released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Suburban Propane or a Restricted Subsidiary of Suburban Propane, if the sale or other disposition does not violate the “Asset Sale” provisions of the indenture;

(3) if Suburban Propane designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon legal defeasance or satisfaction and discharge of the notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; or

(5) if such Guarantor is released from the underlying guarantee of Indebtedness giving rise to the execution of a Subsidiary Guarantee.

The form of the Subsidiary Guarantee and the related form of supplemental indenture will be attached as exhibits to the indenture. Notwithstanding the foregoing, if one or both of the Issuers Guarantee Indebtedness incurred by any of their Restricted Subsidiaries, such Guarantee by the Issuers will not require any Restricted Subsidiary to provide a Subsidiary Guarantee for the notes.

Dividend and Other Payment Restrictions Affecting Subsidiaries

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to Suburban Propane or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Suburban Propane or any of its Restricted Subsidiaries;

(2) make loans or advances to Suburban Propane or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Suburban Propane or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture and the Notes;

(3) restrictions in other Indebtedness incurred in compliance with the covenant described under “—Incurrence of Indebtedness and Issuance of Preferred Stock”; provided such restrictions, taken as a whole, are not materially more restrictive than those contained in the agreements described above;

(4) applicable law, rule, regulation or order;

(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations or mortgage financings that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7) any agreement or instrument governing Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9) Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of Suburban Propane’s Board of Supervisors, which limitation is applicable only to the assets that are the subject of such agreements;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any instrument governing Indebtedness of a subsidiary subject to the U.S. Federal Energy Regulatory Commission.

Merger, Consolidation or Sale of Assets

Suburban Propane may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Suburban Propane is the surviving entity); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Suburban Propane and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) Suburban Propane is the surviving entity; or (b) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Suburban Propane under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) Suburban Propane or the Person formed by or surviving any such consolidation or merger (if other than Suburban Propane), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock.”

If Suburban Propane engages in a merger, consolidation or sale of assets in accordance with the provisions described above, Suburban Propane or the Person formed by or surviving such transaction will comply with the covenant set forth under the caption “—Existence of Corporate Co-Issuer.” The indenture also provides that Finance Corp. may not (1) consolidate or merge with or into another Person (whether or not Finance Corp. is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to another entity, except under conditions similar to those described above; provided that the Person formed by or surviving any such consolidation or merger with Finance Corp. must be a corporation organized under the laws of the United States, any state of the United States or the District of Columbia.

In addition, the Issuers may not, directly or indirectly, lease all or substantially all of their properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(A) a merger of Suburban Propane with an Affiliate solely for the purpose of re-forming Suburban Propane in another jurisdiction; and

(B) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among Suburban Propane and its Restricted Subsidiaries.

In addition, the indenture provides that Suburban Propane may reorganize as a corporation in accordance with the procedures established in the indenture; provided that Suburban Propane shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that such reorganization is not adverse to holders of the notes (it being agreed that such reorganization shall not be deemed adverse to the holders of the notes solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or (ii) the successor or surviving corporation (a) is subject to income tax as a corporate entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of the Internal Revenue Code of 1986, as amended, or any similar state or local law) and certain other conditions are satisfied.

Transactions with Affiliates

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Suburban Propane (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are substantially as favorable, taken as a whole, to Suburban Propane or the relevant Restricted Subsidiary as would be obtainable in a comparable transaction by Suburban Propane or such Restricted Subsidiary with an unrelated Person; and

(2) Suburban Propane delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Supervisors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Supervisors.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or compensation agreement (including grants of equity awards), employee benefit plan, officer and director indemnification agreement or insurance or any similar arrangement entered into by Suburban Propane or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among Suburban Propane and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Suburban Propane) that is an Affiliate of Suburban Propane solely because Suburban Propane owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of supervisors’ or directors’ fees and compensation to Persons who are not otherwise Affiliates of Suburban Propane;

(5) any issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane to Affiliates of Suburban Propane;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments”;

(7) loans or advances to employees, directors or officers in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding plus advances of out-of pocket expenses in the ordinary course of business;

(8) any Affiliate Transaction which constitutes a Permitted Investment;

(9) any arm’s-length transaction with a non-Affiliate that becomes an Affiliate as a result of such transaction; and

(10) the payment of expenses and indemnification or contribution obligations of any Person pursuant to our partnership agreement or the partnership agreement of the Operating Partnership, in each case as in effect on the date of the indenture.

Business Activities

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Suburban Propane and its Restricted Subsidiaries taken as a whole.

Existence of Corporate Co-Issuer

Suburban Propane will always maintain, directly or indirectly, a wholly-owned Restricted Subsidiary of Suburban Propane organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-obligor of the notes unless Suburban Propane is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Supervisors of Suburban Propane may designate any of its Restricted Subsidiaries, other than the Operating Partnership or Finance Corp., to be an Unrestricted Subsidiary if that designation would not cause a Default. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Supervisors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of Suburban Propane as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Suburban Propane as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” Suburban Propane will be in default of such covenant. The Board of Supervisors of Suburban Propane may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Suburban Propane of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Payments for Consent

Suburban Propane will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the Commission’s rules and regulations, so long as any notes are outstanding, the Issuers will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the

Commission will not accept such a filing) and will post the reports, or links to such reports, on Suburban Propane’s website within those time periods.

If, at any time, either or both of the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Issuers agree that they will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraph on Suburban Propane’s website within the time periods that would apply if the Issuers were required to file those reports with the Commission.

If Suburban Propane has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Suburban Propane and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Suburban Propane.

In addition, Suburban Propane agrees that, for so long as any notes remain outstanding, at any time it is not required to file the reports required by the preceding paragraphs with the Commission, it will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the notes;

(2) default in payment when due of the principal of, or premium, if any, on the notes;

(3) failure by Suburban Propane for 90 days after notice to comply with the provisions described under “— Reports;”

(4) failure by Suburban Propane or any of its Restricted Subsidiaries to comply with any other term, covenant or agreement contained in the notes or the indenture, other than a default specified in either clause (1), (2) or (3) above, and the default continues for a period of 60 days after written notice of default requiring the Issuers to remedy the same is given to Suburban Propane by the trustee or by holders of 25% in aggregate principal amount of the notes then outstanding;

(5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of Suburban Propane or any Restricted Subsidiary of Suburban Propane, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time;

(6) a final judgment or judgments, which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted, shall be rendered against Suburban Propane or any of its Restricted Subsidiaries; provided such judgment or judgments requires or require the payment of money in excess of $15.0 million in the aggregate and is not covered by insurance or discharged or stayed pending appeal or review within 60 days after entry of such judgment; and

(7) certain events of bankruptcy or insolvency described in the indenture with respect to Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Suburban Propane, Finance Corp. or any Significant Subsidiary of Suburban Propane, all notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes may declare all the notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in principal amount of the notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense.

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1) such holder has previously given the trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the notes have requested the trustee to pursue the remedy;

(3) such holders have offered the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense;

(4) the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in aggregate principal amount of the notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Limited Partners, Directors, Officers, Employees and Unitholders

No past, present or future limited partner, director, officer, employee, incorporator, unitholder, stockholder or Affiliate of the Issuers, as such, will have any liability for any obligations of the Issuers under the notes, the indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Non-Recourse

The Issuers’ obligations under the indenture are payable only out of their cash flow and assets. The Issuers’ obligations under the indenture are non-recourse to the limited partners of Suburban Propane and are non-recourse to the Operating Partnership and its subsidiaries. The trustee has, and each holder of a note, by accepting a note, is deemed to have, agreed in the indenture that the limited partners as well as the Operating Partnership and its subsidiaries will not be liable for any of our obligations under the indenture.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the notes (“Legal Defeasance”) except for:

(1) the rights of holders of notes to receive payments in respect of the principal of, or interest or premium on such notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants (including their obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on the notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Suburban Propane or any of its Subsidiaries is a party or by which Suburban Propane or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others;

(7) the Issuers must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8) the Issuers shall have delivered to the trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Issuers between the date of deposit and the 91st day following the date of deposit and that no holder of notes is an insider of either of the Issuers, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each noteholder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note;

(3) (x) reduce the rate of or change the time for payment of interest on any note or (y) modify the obligations of the Issuers to make Asset Sale Offers or Change of Control Offers if such modification was made after the occurrence of such Asset Sale or Change of Control;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note payable in money other than that stated in the notes;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium on the notes;

(7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”); or

(8) make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of the Issuers’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to conform the text of the indenture or the notes to any provision of this Description of the Notes to the extent that such provision in this Description of the Notes was intended to be a verbatim recitation of a provision of the indenture or the notes;

(7) to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of its date; or

(8) to add collateral to secure the notes or to add guarantees of the Issuers’ obligations under the notes.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers are a party or by which the Issuers are bound;

(3) the Issuers have paid or caused to be paid all sums payable by them under the indenture; and

(4) the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to Suburban Propane Partners, L.P., One Suburban Plaza, 240 Route 10 West, Whippany, NJ 07981, Attention: Investor Relations.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. A Person shall not be deemed an “Affiliate” of Suburban Propane or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of Suburban Propane or any of its Restricted Subsidiaries. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the note (expressed in dollars); and

(2) the excess of (expressed in dollars):

(a) the present value at such redemption date of (i) the redemption price of the note at March 15, 2015 (such redemption price being the product of the outstanding principal amount of the note and the percentage set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments to become due on the note from and after such redemption date through March 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the note.

“Asset Acquisition” means the following:

(1) an Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in any other Person pursuant to which the Person shall become a Restricted Subsidiary of Suburban Propane, or shall be merged with or into Suburban Propane or any Restricted Subsidiary of Suburban Propane;

(2) the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of the assets of any Person, other than a Restricted Subsidiary of Suburban Propane, which constitute all or substantially all of the assets of such Person; or

(3) the acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of any division or line of business of any Person, other than a Restricted Subsidiary of Suburban Propane.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Suburban Propane and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under the caption “—Certain Covenants-Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of Suburban Propane’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million;

(2) a transfer of assets between or among Suburban Propane and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of Suburban Propane to Suburban Propane or to a Restricted Subsidiary of Suburban Propane;

(4) the sale, lease or other disposition of inventory, products, services, accounts receivable or other current assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind, not to exceed the Fair Market Value of $15.0 million in the aggregate from the date of the indenture;

(6) the sale or other disposition of cash or Cash Equivalents or the termination or close-out of Hedging Obligations; and

(7) a Restricted Payment that does not violate the covenant described above under the caption “-Certain Covenants-Restricted Payments” or a Permitted Investment.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Cash” as to any quarter means:

(1) the sum of:

(a) all cash receipts of Suburban Propane during such quarter from all sources other than Asset Sales (including, without limitation, distributions of cash received from the Operating Partnership and cash proceeds received by or distributed to Suburban Propane from Interim Capital Transactions, but excluding cash proceeds from Termination Capital Transactions); and

(b) any reduction with respect to such quarter in a cash reserve previously established pursuant to clause (2)(b) below (either by reversal or utilization) from the level of such reserve at the end of the prior quarter;

(2) less the sum of:

(a) all cash disbursements of Suburban Propane during such quarter, including, without limitation, disbursements for operating expenses, taxes, if any, debt service (including, without limitation, the payment of principal, premium and interest), redemption of Capital Stock of Suburban Propane (including Common Units), capital expenditures, contributions, if any, to the Operating Partnership and cash distributions to partners of Suburban Propane; and

(b) any cash reserves established with respect to such quarter, and any increase with respect to such quarter in a cash reserve previously established pursuant to this clause (2)(b) from the level of such reserve at the end of the prior quarter, in such amounts as the general partner of Suburban Propane determines in its reasonable discretion to be necessary or appropriate (i) to provide for the proper conduct of the business of Suburban Propane or the Operating Partnership (including, without limitation, reserves for future capital expenditures), (ii) to provide funds for distributions with respect to Capital Stock of Suburban Propane in respect of any one or more of the next four quarters or (iii) because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which Suburban Propane is a party or by which it is bound or its assets are subject;

(3) plus the aggregate maximum amount of working capital Indebtedness available to Suburban Propane or its Restricted Subsidiaries under Credit Facilities on the date of such Restricted Payment.

Notwithstanding the foregoing, “Available Cash” shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established in each case after the date of liquidation of Suburban Propane. Taxes paid by Suburban Propane on behalf of, or amounts withheld with respect to, all or less than all of the partners shall not be considered cash disbursements of Suburban Propane that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the partners. Alternatively, in the discretion of the Board of Supervisors of Suburban Propane, such taxes (if pertaining to all partners) may be considered to be cash disbursements of Suburban

Propane which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such partners.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Supervisors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; provided that in the case of Suburban Propane, it means the board of supervisors of Suburban Propane;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means, as of any date, an amount equal to:

(1)	90% of the face amount of all accounts receivable (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 60 days past due; plus

(2)	70% of the book value of all inventory (net of reserves) owned by Suburban Propane and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited), membership interests, units, incentive distribution rights or any similar equity right to distributions; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P and its successors or Moody’s and its successors;

(4) commercial paper having one of the two highest ratings obtainable from S&P or Moody’s and in each case maturing within 270 days after the date of creation;

(5) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States or any state thereof or the District of Columbia or Canada:

(a) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either “A-2” or better (or comparably if the rating system is changed) by S&P or “Prime-2” or better (or comparably if the rating system is changed) by Moody’s; and

(b) the long-term debt obligations of which are, as at such date, rated either “A” or better (or comparably if the rating system is changed) by either S&P or Moody’s (such commercial banks, “Permitted Banks”);

(6) eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank;

(7) bankers’ acceptances eligible for rediscount under requirements of the Board of Governors of the Federal Reserve System and accepted by Permitted Banks;

(8) obligations of the type described in clauses (1) through (7) above purchased from a securities dealer designated as a “primary dealer” by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of Suburban Propane or one of its Restricted Subsidiaries by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question; and

(9) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Suburban Propane and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(2) the adoption of a plan relating to the liquidation or dissolution of Suburban Propane or its general partner;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the general partner of Suburban Propane, measured by voting power rather than number of units or shares, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(4) Suburban Energy Services Group LLC ceases to be the general partner of Suburban Propane;

(5) Suburban Propane consolidates with, or merges with or into, any Person (other than the Principals and their Related Parties), or any Person (other than the Principals and their Related Parties) consolidates with, or merges with or into, Suburban Propane, other than any such transaction where the Voting Stock of Suburban Propane outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting, a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

(6) the first day on which a majority of the members of the Board of Supervisors of Suburban Propane are not Continuing Directors, which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction; and

(7) the first day on which Suburban Propane fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests of Finance Corp.

“Change of Control Offer” has the meaning assigned to it in the indenture governing the notes.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the units representing limited partner interests of Suburban Propane, having the rights and obligations specified with respect to common units of Suburban Propane.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum of, without duplication, the following amounts for that period, taken as single accounting period:

(1) Consolidated Net Income;

(2) Consolidated Non-Cash Charges (to the extent Consolidated Net Income was reduced thereby);

(3) Consolidated Interest Expense (to the extent Consolidated Net Income was reduced thereby); and

(4) Consolidated Income Tax Expense (to the extent Consolidated Net Income was reduced thereby).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to Suburban Propane and its Restricted Subsidiaries, the ratio of (a) the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the four full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Four Quarter Period”), to (b) the aggregate amount of Consolidated Fixed Charges of Suburban Propane and its Restricted Subsidiaries for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (in accordance with Regulation S-X under the Securities Act) for the period of the calculation to, without duplication:

(1) the incurrence or repayment of any Indebtedness, Disqualified Stock or Preferred Stock, excluding revolving credit borrowings and repayments of revolving credit borrowings (other than any revolving credit borrowings the proceeds of which are used for Asset Acquisitions or Growth Related Capital Expenditures of Suburban Propane or any of its Restricted Subsidiaries and in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make the calculation as a result of Suburban Propane or one of its Restricted Subsidiaries, including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition, incurring, assuming or otherwise being liable for Acquired Debt) occurring during the Reference Period, as if the Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that:

(a) any Person that is a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the Reference Period; and

(b) any Person that is an Unrestricted Subsidiary on the Transaction Date will be deemed to have been an Unrestricted Subsidiary at all times during the Reference Period.

Furthermore, subject to the following paragraph, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness, other than Indebtedness referred to in clause (2) below, determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on that date;

(2) with respect to Indebtedness incurred in accordance with clause (1) of the definition of Permitted Debt, only actual interest payments associated with such Indebtedness during the Four Quarter Period shall be included in the calculation; and

(3) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period.

“Consolidated Fixed Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of the following amounts for that period, taken as a single accounting period:

(1) Consolidated Interest Expense; and

(2) the product of:

(a) the aggregate amount of distributions and other dividends or payments paid in cash (other than to Suburban Propane or its Restricted Subsidiaries) during the period in respect of Preferred Stock and Disqualified Stock of Suburban Propane and its Restricted Subsidiaries on a consolidated basis; and

(b) a fraction, the numerator of which is one and the denominator of which is one less the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

“Consolidated Income Tax Expense” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of Suburban Propane and its Restricted Subsidiaries for the period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, the aggregate interest expense of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, including, without limitation or duplication:

(1) any amortization of debt discount;

(2) the net cost under interest rate agreements described in clauses (1) and (2) of the definition of Hedging Obligations;

(3) the interest portion of any deferred payment obligation;

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) all accrued interest for all instruments evidencing Indebtedness;

(6) the interest component of Capital Lease Obligations paid or accrued or scheduled to be paid or accrued by Suburban Propane and its Restricted Subsidiaries during the period;

(7) the consolidated interest that was capitalized during such period; and

(8) any interest accruing on Indebtedness of another Person that is Guaranteed by Suburban Propane or one of its Restricted Subsidiaries or secured by a Lien on assets of Suburban Propane or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon.

“Consolidated Net Income” means, for any period, the net income of Suburban Propane and its Restricted Subsidiaries for that period, determined on a consolidated basis in accordance with GAAP, and as adjusted to exclude:

(1) net after-tax extraordinary gains or losses;

(2) net after-tax gains or losses attributable to Asset Sales;

(3) the net income or loss of any Person that is not a Restricted Subsidiary and which is accounted for by the equity method of accounting; provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to Suburban Propane or any Restricted Subsidiary;

(4) the net income of any Restricted Subsidiary to the extent that dividends or distributions of that net income are not at the date of determination permitted by the terms of any agreement, instrument, charter or any judgment, decree, order, statute, rule or other regulation; and

(5) the cumulative effect of any changes in accounting principles.

“Consolidated Non-Cash Charges” means, with respect to Suburban Propane and its Restricted Subsidiaries for any period, the sum, without duplication, of: (1) depreciation, (2) amortization, (3) non-cash employee compensation expenses and (4) any other non-cash charges, in each case to the extent that the Consolidated Net Income of Suburban Propane for that period was reduced thereby.

“Continuing Directors” means, as of any date of determination, any member of the Board of Supervisors of Suburban Propane who:

(1) was a member of such Board of Supervisors on the date of the indenture;

(2) was appointed by the unitholders of Suburban Propane in accordance with the provisions of Suburban Propane’s partnership agreement as in effect on the date of the indenture; or

(3) was nominated for election or elected to such Board of Supervisors with the approval of a majority of the Continuing Directors who were not appointed by the unitholders of Suburban Propane and who were members of such Board at the time of such nomination or election.

“Credit Agreement” means that certain Credit Agreement, dated as of June 26, 2009, between the Operating Partnership, as borrower, Suburban Propane, as parent, and the lenders or agents party thereto from time to time, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Suburban Propane to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Suburban Propane may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants—Restricted Payments” and (2) any Capital Stock issued pursuant to any plan for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by Suburban Propane in order to satisfy applicable contractual, statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Suburban Propane and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private offer and sale of Common Units of Suburban Propane.

“Existing Indebtedness” means Indebtedness of Suburban Propane and its Restricted Subsidiaries in existence on the date of the indenture.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Supervisors of Suburban Propane.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect on the Issue Date.

“General Partner” means Suburban Energy Services Group LLC, a Delaware limited liability company, as the general partner of Suburban Propane.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Growth Related Capital Expenditures” means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture and its successors and assigns.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices, weather or other risks associated with the business or operations of such Person.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable in the ordinary course of business; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Interim Capital Transactions” means (1) borrowings, refinancings or refunding of Indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by Suburban Propane or the Operating Partnership and (2) sales of Capital Stock of Suburban Propane by Suburban Propane or the Operating Partnership, in each case prior to the commencement of the dissolution and liquidation of Suburban Propane.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the control of Suburban Propane, the equivalent investment grade credit rating from any Rating Agency selected by Suburban Propane as a replacement Rating Agency).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations but excluding Guarantees permitted to be incurred pursuant to clause (9) of the second paragraph of the covenant described under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Suburban Propane or any Restricted Subsidiary of Suburban Propane sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Suburban Propane such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Suburban Propane, Suburban Propane will be deemed to have made an investment on the date of any such sale or disposition equal to the Fair Market Value of Suburban Propane’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” The acquisition by Suburban Propane or any Restricted Subsidiary of Suburban Propane of a Person that holds an Investment in a third Person will be deemed to be an Investment by Suburban Propane or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds received by Suburban Propane or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on such asset or assets and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither Suburban Propane nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Suburban Propane or any of its

Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Suburban Propane or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Operating Partnership” means Suburban Propane, L.P., a Delaware limited partnership and a direct Subsidiary of Suburban Propane.

“Permitted Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of Suburban Propane or any of its Restricted Subsidiaries as conducted as of the date of the indenture or is otherwise related to the energy business.

“Permitted Investments” means:

(1) any Investment in Suburban Propane or in a Restricted Subsidiary of Suburban Propane;

(2) any Investment in Cash Equivalents;

(3) any Investment by Suburban Propane or any Restricted Subsidiary of Suburban Propane in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Suburban Propane; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(5) any acquisition of assets or Capital Stock to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Suburban Propane;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Suburban Propane or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7) Investments represented by non-speculative Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of Suburban Propane or a Restricted Subsidiary of Suburban Propane;

(9) repurchases of the notes; and

(10) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $60.0 million.

“Permitted Liens” means:

(1) Liens on assets of Suburban Propane securing Indebtedness and other Obligations under Credit Facilities and Existing Indebtedness that was permitted by the terms of the indenture to be incurred and/or securing non-speculative Hedging Obligations related thereto;

(2) Liens in favor of the Issuers;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Suburban Propane; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Suburban Propane;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by Suburban Propane; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(5) Liens to secure Indebtedness permitted to be incurred pursuant to clause (11) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11) Liens created for the benefit of (or to secure) the notes;

(12) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(13) Liens on the equity interests of Unrestricted Subsidiaries or joint ventures granted to secure indebtedness incurred by such Unrestricted Subsidiaries or joint ventures; and

(14) Liens on pipelines or pipeline facilities that arise by operation of law; and

(15) Liens securing Hedging Obligations entered into for bona fide hedging purposes and not for the purpose of speculation;

(16) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(17) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(18) (i) any interest or title of a lessor or sublessor under any lease not prohibited by the Indenture (ii) any Lien or restriction to which the interest or title of such lessor or sublessor may be subject, or (iii) any subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(19) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of Suburban Propane or any of its Subsidiaries;

(20) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(21) Liens securing judgments for the payment of money not constituting an Event of Default;

(22) precautionary UCC-1 financing statement filings by lessors in respect of operating leases, provided that the obligations under such leases do not constitute Indebtedness; and

(23) Liens incurred in the ordinary course of business of Suburban Propane with respect to obligations that do not exceed $15.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of Suburban Propane or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Issuers or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, that is preferred as to the payment of distributions or dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Principals” means the Persons owning the Capital Stock of the General Partner as of the date of the indenture.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the notes for reasons outside of the control of Suburban Propane, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Suburban Propane as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or − for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Reporting Default” means a Default described in clause (3) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee by each Guarantor of Suburban Propane’s obligations under the indenture and on the notes, executed pursuant to the provisions of the indenture.

“Termination Capital Transactions” means any sale, transfer or other disposition of property of Suburban Propane or the Operating Partnership occurring upon or incident to the liquidation and winding up of Suburban Propane and the Operating Partnership.

“Treasury Rate” means with respect to the notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to March 15, 2015; provided, however, that if the period from such redemption date to March 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Suburban Propane (other than Finance Corp., the Operating Partnership or any successor to any of them) that is designated by the Board of Supervisors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by the covenant described above under the caption “—Certain Covenants—Affiliate Transactions,” is not party to any agreement, contract, arrangement or understanding with Suburban Propane or any Restricted Subsidiary of Suburban Propane unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Suburban Propane or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Suburban Propane;

(3) is a Person with respect to which neither Suburban Propane nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Suburban Propane or any of its Restricted Subsidiaries.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Supervisors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the holders’ purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, rulings and judicial decisions as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any rulings from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary assumes that the notes are held as capital assets (generally, property held for investment) and is limited to initial holders who purchase the notes for cash in the initial offering at the original offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any U.S. estate or gift tax considerations. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation: holders subject to the alternative minimum tax; banks; tax-exempt organizations; insurance companies; dealers in securities or commodities; traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; financial institutions; U.S. holders whose functional currency is not the U.S. dollar; partnerships or other pass-through entities or investors in such entities; U.S. expatriates; persons that will hold the notes as a position in a straddle or as part of a hedging or conversion or other risk reduction transaction; controlled foreign corporations; passive foreign investment companies; or persons deemed to sell the notes under the constructive sale provisions of the Code.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Consequences to U.S. holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a U.S. holder of the notes. The term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and that has one or more United States persons with authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Payments of stated interest

Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of notes

You will generally recognize gain or loss upon the sale, exchange, retirement or redemption or other taxable disposition of a note equal to the difference between the amount realized upon the sale, exchange, retirement or redemption or other taxable disposition (less any amount attributable to accrued stated interest, which will be taxable as described above) and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the amount you paid for the note. Any gain or loss recognized on a disposition of the note generally will be a capital gain or loss. If you are a non-corporate holder and have held the note for more than one year, such capital gain will generally be subject to tax at certain preferential rates. Your ability to deduct capital losses is subject to certain limitations.

Consequences to non-U.S. holders

The following is a summary of certain U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of notes. The term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Payments of interest

Subject to the discussion of backup withholding below, the payment to you of interest on a note that is not effectively connected with a non-U.S. holder’s U.S. trade or business generally will not be subject to U.S. federal income or withholding tax provided that:

•	you do not actually or constructively own 10% or more of Suburban Propane Partners, L.P.’s capital or profits interests or 10% or more of the total combined voting power of all classes of Suburban Energy Finance Corp.’s voting stock within the meaning of the Code and applicable U.S. Treasury Regulations;

•	you are not a controlled foreign corporation that is related to Suburban Propane Partners, L.P. or Suburban Energy Finance Corp. through stock ownership as provided in the Code and applicable U.S. Treasury Regulations;

•	you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	either (1) you provide us (or our agent) with your name and address on an IRS Form W-8BEN and you certify under penalties of perjury that you are not a United States person, or (2) a bank, brokerage house or other financial institution that holds the notes on your behalf in the ordinary course of its trade or business certifies to us (or our agent), under penalties of perjury, that such holder has received an IRS Form W-8BEN from you and furnishes us (or our agent) with a copy of the properly completed IRS Form W-8BEN.

If you cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to you will be subject to a 30% U.S. federal withholding tax unless you provide us with a properly executed:

•	IRS Form W-8BEN claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty; or

•	IRS Form W-8ECI stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a U.S. trade or business.

If you are engaged in a trade or business in the U.S. and interest on the note is effectively connected with the conduct of that trade or business, you generally will be subject to U.S. federal income tax on such interest in the same manner as if you were a U.S. holder, unless you can claim an exemption under an applicable income tax treaty. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a U.S. trade or business. Payments of interest to you will generally be subject to reporting requirements, even though these payments are not subject to U.S. federal withholding tax.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

Subject to the discussion of backup withholding below, generally, you will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a note unless:

•	the gain is effectively connected with the conduct by you of a U.S. trade or business; or

•	you are a nonresident alien individual, who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

If a non-U.S. holder’s gain is effectively connected with a U.S. trade or business, the holder generally will be required to pay U.S. federal income tax on the net gain derived from the disposition in the same manner as if it were a U.S. person. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-U.S. holder is subject to the 183-day rule described above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement, redemption or other disposition of the note) exceed certain capital losses allocable to U.S. sources.

Information reporting and backup withholding

U.S. holders

U.S. holders, unless otherwise exempt as noted below, will be subject to information reporting with respect to payments of interest and the gross proceeds from the sale, exchange, redemption or other disposition of a note. Backup withholding may apply to payments of interest and to the gross proceeds from the sale, exchange, redemption, retirement or other disposition of a note if the U.S. holder:

•	fails to furnish its Taxpayer Identification Number (“TIN”) on an IRS Form W-9 within a reasonable time after we request this information;

•	furnishes an incorrect TIN;

•	is informed by the IRS that it is subject to backup withholding because it failed to report interest or dividends properly; or

•	fails, under certain circumstances, to provide a certified statement signed under penalties of perjury that the TIN provided is its correct number and that it is not subject to backup withholding.

The backup withholding tax rate equals the fourth lowest rate of tax applicable under section 1(c) of the Code. That rate is currently 28% for amounts paid through calendar year 2010 (31% thereafter). Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions. Holders of the notes should consult their tax advisors as to their qualification for exemption and the procedure for obtaining such exemption.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a holder of the notes will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

Non-U.S. holders

Non-U.S. holders generally will not be subject to backup withholding with respect to payments of interest on the notes if such holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding. Payments of interest, however, will generally be subject to reporting requirements.

Payments of the gross proceeds from the sale, exchange, redemption, retirement or other disposition of a note effected by or through a United States office of a broker generally will be subject to backup withholding and information reporting unless the non-U.S. holder certifies as to its non-U.S. status on IRS Form W-8BEN or otherwise establishes an exemption.

Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds where the sale is effected outside the United States through a non-U.S. office of a non-U.S. broker and payment is not received in the United States. However, information reporting will generally apply to a payment of disposition proceeds where the sale is effected outside the United States by or through an office outside the United States of a broker that fails to maintain documentary evidence that the holder is a non-U.S. holder or that the holder otherwise is entitled to an exemption, and the broker is:

•	a United States person;

•	a foreign person that has derived 50% or more of its gross income for defined periods from the conduct of a U.S. trade or business;

•	a controlled foreign corporation for U.S. federal income tax purposes; or

•	a foreign partnership (1) more than 50% of the capital or profits interest of which is owned by United States persons or (2) that is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. The amount of any backup withholding imposed on a payment to a holder of the notes will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if the required information is timely furnished to the IRS.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement between us, on the one hand, and Banc of America Securities LLC as representative of the underwriters named below, on the other hand, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each such underwriter, the aggregate principal amount of notes set forth opposite such underwriter’s name below.

Principal
Amount
Underwriters	of Notes

Banc of America Securities LLC	$100,000,000
Goldman, Sachs & Co.	75,000,000
RBS Securities Inc.	37,500,000
Wells Fargo Securities, LLC	37,500,000

Total	$250,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel for the underwriters and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering price.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange. We have been advised by the underwriters that they intend to make a market in the Notes, but the underwriters are not obligated to do so and may discontinue market making at any time without notice. We can give no assurance as to the liquidity of, or the trading market for, the notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by the
Issuers

Per Note	2%
Total	$5,000,000

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of the notes in excess of the aggregate principal amount of the notes to be purchased by the underwriters in this offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilization purchases, repurchases the notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect delivery of the notes will be made against payment therefor on or about March 23, 2010, which is the ninth business day following the date of pricing of the notes (such settlement being referred to as T+9). Under Rule 15(c)6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes and the next five succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+9, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

We estimate that our total expenses for this offering (excluding underwriting expenses) will be approximately $500,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided and may in the future provide financial advisory, investment banking and commercial and private banking services in the ordinary course of business to us, for which they receive customary fees and expense reimbursement. In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. Bank of America, N.A., an affiliate of Banc of America Securities LLC, currently serves as administrative agent and a lender under our senior secured credit facility, and certain of the underwriters or their affiliates are lenders under our senior secured credit facility. In addition, we have retained Banc of America Securities LLC to act as the exclusive dealer manager for the concurrent tender offer of the 2013 Notes, for which it will receive customary fees and reimbursement of reasonable out-of-pocket expenses.

LEGAL MATTERS

The validity of the notes offered in this prospectus supplement will be passed upon for us by Proskauer Rose LLP, New York, New York. Certain legal matters in connection with the notes offered hereby will be passed upon for the underwriters by Cahill Gordon & Reindel llp, New York, New York.

EXPERTS

The financial statements of Suburban Propane Partners, L.P. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended September 26, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Suburban Energy Services Group LLC incorporated in this prospectus by reference to the Current Report on Form 8-K of Suburban Propane Partners, L.P. dated March 9, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.

Senior Debt Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement and any related free writing prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

You should carefully consider each of the factors described under “Risk Factors” beginning on page 4 of this prospectus and in the appropriate prospectus supplement before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 9, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer from time to time the senior debt securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with any related free writing prospectus, together with the information incorporated by reference, before deciding to invest in our securities.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus and the accompanying prospectus supplement constitute an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT SUBURBAN PROPANE PARTNERS, L.P.

Suburban Propane Partners, L.P., a publicly traded Delaware limited partnership, is a nationwide marketer and distributor of a diverse array of products meeting the energy needs of our customers. We specialize in the distribution of propane, fuel oil and refined fuels, as well as the marketing of natural gas and electricity in deregulated markets. In support of our core marketing and distribution operations, we install and service a variety of home comfort equipment, particularly in the areas of heating and ventilation. We believe, based on LP/Gas Magazine dated February 2010, that we are the fifth-largest retail marketer of propane in the United States, measured by retail gallons sold in the year 2009. As of September 26, 2009, we were serving the energy needs of approximately 850,000 active residential, commercial, industrial and agricultural customers through approximately 300 locations in 30 states located primarily in the east and west coast regions of the United States, including Alaska. We sold approximately 343.9 million gallons of propane to retail customers and 57.4 million gallons of fuel oil and refined fuels during the year ended September 26, 2009. For the three-month period ended December 26, 2009, we sold approximately 90.0 million gallons of propane to retail customers and 13.1 million gallons of fuel oil and refined fuels. Together with our predecessor companies, we have been continuously engaged in the retail propane business since 1928.

We conduct our business principally through Suburban Propane, L.P., a Delaware limited partnership, which operates our propane business and assets (the “Operating Partnership”), and its direct and indirect subsidiaries. Our general partner, and the general partner of our Operating Partnership, is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company. Since October 19, 2006, the General Partner has had no economic interest in either the Partnership or the Operating Partnership other than as a holder of 784 common units of the Partnership. Prior to October 19, 2006, the General Partner was majority-owned by senior management of the Partnership and owned an approximate combined 1.75% general partner interest in the Partnership and the Operating Partnership.

We are a publicly traded Delaware limited partnership. Our common units are listed on the New York Stock Exchange and traded under the symbol “SPH.” Our principal executive offices are located at 240 Route 10 West, Whippany, New Jersey 07981, and our phone number is (973) 887-5300. Our internet webpage is located at www.suburbanpropane.com; however, the information in, or that can be accessed through, our webpage is not part of this prospectus.

References in this prospectus to “Suburban,” “the Partnership,” “we,” “us” and “our” refer to Suburban Propane Partners, L.P. and its subsidiaries, unless the context otherwise requires.

ABOUT SUBURBAN ENERGY FINANCE CORP.

Suburban Energy Finance Corp. is one of our wholly-owned subsidiaries. It has nominal assets and does not and will not conduct any operations or have any employees. It was formed in 2003 for the sole purpose of acting as a co-obligor for our debt securities solely to allow the investment in our debt securities by certain institutional investors that might not otherwise be able to invest in our securities, either because we are a limited partnership, or by reason of the legal investment laws of their states of organization or their charters.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements (“Forward-Looking Statements”) as defined in the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), relating to our future business expectations and predictions and financial condition and results of operations. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategies or risks and uncertainties. These Forward-Looking Statements involve certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such Forward-Looking Statements (statements contained in this prospectus identifying such risks and uncertainties are referred to as “Cautionary Statements”). The risks and uncertainties and their impact on our results include, but are not limited to, the following risks:

•	The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;

•	Volatility in the unit cost of propane, fuel oil and other refined fuels and natural gas, the impact of our hedging and risk management activities, and the adverse impact of price increases on volumes as a result of customer conservation;

•	Our ability to compete with other suppliers of propane, fuel oil and other energy sources;

•	The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;

•	Our ability to acquire and maintain reliable transportation for our propane, fuel oil and other refined fuels;

•	Our ability to retain customers;

•	The impact of customer conservation, energy efficiency and technology advances on the demand for propane and fuel oil;

•	The ability of management to continue to control expenses;

•	The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on our business;

•	The impact of changes in tax regulations that could adversely affect our tax treatment for federal income tax purposes;

•	The impact of legal proceedings on our business;

•	The impact of operating hazards that could adversely affect our operating results to the extent not covered by insurance;

•	Our ability to make strategic acquisitions and successfully integrate them;

•	The impact of current conditions in the global capital and credit markets, and general economic pressures; and

•	Other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this prospectus under “Risk Factors.”

Some of these Forward-Looking Statements are discussed in more detail in “Risk Factors” beginning on page 4 of this prospectus. On different occasions, we or our representatives have made or may make Forward-Looking Statements in other filings with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Readers are cautioned not to place undue reliance on Forward-Looking Statements, which reflect management’s view only as of the date made. We undertake no obligation to update any Forward-Looking Statements or Cautionary Statements. All subsequent written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements in this prospectus and in future SEC reports. For a more complete discussion of specific factors which could cause actual results to differ from those in the Forward-Looking Statements or Cautionary Statements, see the “Risk Factors” section of this prospectus.

Forward-Looking Statements or Cautionary Statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in Suburban should consider all risks and uncertainties disclosed in our SEC filings, described above under the “Where You Can Find More Information” section of this prospectus, all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

RISK FACTORS

An investment in our securities involves risks.  You should carefully consider the specific risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 26, 2009, as well as the other information contained in this prospectus, any prospectus supplement and any related free writing prospectus and the information we have incorporated herein by reference in evaluating an investment in Suburban. See “Where You Can Find More Information.” If any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we will include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

	Three Months
	Ended	Year Ended
	December 26,	September 26,	September 27,	September 29,	September 30,	September 24,
	2009	2009	2008	2007	2006	2005

Ratio of earnings to fixed charges(1)	7.35	5.07	3.69	4.09	3.01	(A )

(1)	For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings from continuing operations before income taxes, plus fixed charges. Fixed charges consist of interest expense on all indebtedness, amortization of the discount on certain of the Partnership’s long-term borrowings, amortization of capitalized debt origination costs, and the estimated interest portion of operating leases (12% of rent expense represents a reasonable approximation of the interest factor).

(A)	Due to the Partnership’s loss in the fiscal year ended September 24, 2005, the ratio of earnings to fixed charges was less than 1:1. For that fiscal year, the Partnership would have needed to generate additional earnings of $11.0 million to achieve ratio coverage of 1:1.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include working capital needs, repayment of indebtedness, capital expenditures and acquisitions.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

The debt securities will be issued from time to time under an indenture and applicable supplemental indenture with respect to any series of debt securities between Suburban Propane Partners, L.P. and Suburban Energy Finance Corp. and The Bank of New York Mellon, as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and applicable supplemental indenture. We urge you to read the indenture, the applicable supplemental indenture and the prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general joint and several obligations;

•	rank senior in right of payment to all of our subordinated indebtedness;

•	rank equally in right of payment with all of our other senior indebtedness;

•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to, which means they rank behind, the indebtedness of our Operating Partnership, including its Credit Agreement.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York will be the office of the trustee maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $1,000 and integral multiples thereof.

PLAN OF DISTRIBUTION

We will offer the securities only by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement and any related free writing prospectus for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus will be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In compliance with FINRA guidelines, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus or any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Proskauer Rose LLP in New York, NY. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The financial statements of Suburban Propane Partners, L.P. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 26, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Suburban Energy Services Group LLC incorporated in this prospectus by reference to the Current Report on Form 8-K of Suburban Propane Partners, L.P. dated March 9, 2010, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Suburban, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.suburbanpropane.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

Our common units are listed on the New York Stock Exchange, and reports, proxy statements and other information can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 to register the senior debt securities to be sold in connection with this prospectus. As permitted by the rules and regulations of the SEC, this prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and the securities offered under this prospectus, reference is made to the registration statement and the attached exhibits and schedules. Although required material information has been presented in this prospectus, statements contained in this prospectus as to the contents or provisions of any contract or other document referred to in this prospectus may be summary in nature and in each instance reference is made to the copy of this contract or other document filed as an exhibit to the registration statement and each statement is qualified in all respects by this reference, including the exhibits and schedules filed therewith. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date that we file that document, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Suburban has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Suburban and its financial condition.

•	Annual Report on Form 10-K for the year ended September 26, 2009, as filed on November 25, 2009.

•	Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2009, as filed on February 4, 2010.

•	Definitive Proxy Statement, filed with the SEC on May 26, 2009.

•	Definitive Additional Materials to our definitive Proxy Statement, filed with the SEC on June 25, 2009.

•	Current Reports on Form 8-K or 8-K/A dated and filed on the following dates (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed):

Dated	Filed

October 22, 2009	October 22, 2009
October 29, 2009	October 29, 2009
November 10, 2009	November 10, 2009
November 13, 2009	November 13, 2009
January 21, 2010	January 21, 2010
January 21, 2010	January 21, 2010
March 9, 2010	March 9, 2010

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your requests to: Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206, Telephone No.: (973) 503-9252, Attention: Investor Relations.

$250,000,000

Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.

7 3/8% Senior Notes Due 2020

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch
Goldman, Sachs & Co.
RBS
Wells Fargo Securities

March 10, 2010